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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Quality Care Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Quality Care Properties, Inc.
7315 Wisconsin Ave.
Suite 550 East
Bethesda, Maryland 20814
(240) 223-4680

April 6, 2018

Dear Stockholder:

        You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Quality Care Properties, Inc., which will be held at 9:00 a.m., local time, on Thursday, May 17, 2018 at the Residence Inn, 7335 Wisconsin Ave., Bethesda, Maryland 20814.

        We are utilizing the Securities and Exchange Commission rules that allow us to deliver proxy materials over the Internet. You will receive a Notice of Internet Availability of Proxy Materials (the "Notice"). The Notice includes instructions on how to access our proxy materials and vote. At your discretion, you may request hard copies and a proxy card for voting by mail by following the instructions on the Notice. We encourage you to read the proxy statement carefully.

        Our Board of Directors appreciates your support of our company.

Sincerely,

Mark S. Ordan
 Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT.
PLEASE FOLLOW THE INSTRUCTIONS FOR THE VOTING METHOD YOU SELECT.

Quality Care Properties, Inc.
7315 Wisconsin Ave.
Suite 550 East
Bethesda, Maryland 20814
(240) 223-4680

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2018

        The 2018 Annual Meeting of Stockholders of Quality Care Properties, Inc. (the "Annual Meeting") will be held at 9:00 a.m., local time, on Thursday, May 17, 2018 at the Residence Inn, 7335 Wisconsin Ave., Bethesda, Maryland 20814. We are holding the Annual Meeting to consider and vote on the following matters:

  1.
  To elect the seven directors named in the accompanying proxy statement;

  2.
  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

  3.
  To approve, on a non-binding advisory basis, our executive compensation;

  4.
  To approve, on a non-binding advisory basis, the frequency of executive compensation advisory votes; and

  5.
  To transact such other business as may properly come before the meeting.

        The proxy statement following this Notice of Annual Meeting describes these matters in detail. We have not received notice of any other proposals to be presented at the Annual Meeting.

        You may vote at the Annual Meeting and any postponements or adjournments thereof if you were a holder of record of shares of our common stock as of the close of business on March 16, 2018, the record date for the meeting.

By Order of the Board of Directors,

David Haddock
 General Counsel and Corporate Secretary

April 6, 2018

        Your vote is important. Even if you plan to attend the meeting, please vote via the Internet (www.proxyvote.com) or by telephone (1-800-690-6903) by following the instructions on the Notice of Internet Availability of Proxy Materials or as instructed in the accompanying proxy. If you received or requested a copy of the proxy card by mail or by email, you may submit your vote by mail; however, we encourage you to vote via the Internet or by telephone. These methods are convenient and save us significant postage and processing charges. If you attend the meeting, you may revoke your proxy and vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 17, 2018

        This Notice of Annual Meeting of Stockholders, the proxy statement and our annual report to stockholders are available at www.proxyvote.com.

i

Quality Care Properties, Inc.
7315 Wisconsin Ave.
Suite 550 East
Bethesda, Maryland 20814
(240) 223-4680

PROXY STATEMENT

 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who is soliciting my vote?

        Our Board of Directors (the "Board") is soliciting your vote for the 2018 Annual Meeting of Stockholders of Quality Care Properties, Inc., a Maryland corporation ("we," "our," "us" and "our company"), and any adjournments or postponements thereof (the "Annual Meeting"), to be held at 9:00 a.m., local time, on Thursday, May 17, 2018 at the Residence Inn, 7335 Wisconsin Ave., Bethesda, Maryland 20814.

        Under rules adopted by the Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials for the Annual Meeting over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") beginning on or about April 6, 2018 to our stockholders of record. If you received the Notice by mail, you will not receive a printed copy of the proxy materials unless you request it in the manner described in the Notice. The Notice includes instructions on how to access the proxy materials over the Internet or to request a printed copy of the proxy materials. Whether or not you plan to attend our Annual Meeting, please take the time to vote.

What am I voting on?

        There are four proposals to be considered and voted on at the Annual Meeting:

  •
  Proposal No. 1—Election of the seven director nominees named in this proxy statement to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

  •
  Proposal No. 2—Ratification of the appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

  •
  Proposal No. 3—Approval, on a non-binding advisory basis, of our executive compensation.

  •
  Proposal No. 4—Approval, on a non-binding advisory basis, of the frequency of executive compensation advisory votes.

What are the Board's voting recommendations?

        The Board unanimously recommends that you vote "FOR" each of the Board's nominees for election as directors in Proposal No. 1, "FOR" ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2018 in Proposal

No. 2, "FOR" the non-binding advisory resolution on executive compensation in Proposal No. 3, and for the option of "1 YEAR" as the frequency with which stockholders are provided a non-binding, advisory vote on executive compensation in Proposal No. 4.

Will any other matters be voted on at the Annual Meeting?

        We know of no other matters other than the items of business described in this proxy statement that will be voted on at the Annual Meeting. If other matters requiring a vote do arise, the persons named as proxies will have the discretion to vote on those matters for you.

Who is entitled to vote?

        Our Board has fixed the close of business on March 16, 2018 as the record date for the Annual Meeting. Only holders of shares of our common stock, par value $0.01 per share, at the close of business on March 16, 2018 are entitled to notice of and to vote at the Annual Meeting. All shares of common stock are entitled to one vote per share.

What constitutes a quorum?

        As of the record date, a total of 93,779,135 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. To have a quorum to transact business at the Annual Meeting, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter shall constitute a quorum. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum.

What is a broker non-vote?

        A "broker non-vote" occurs when a nominee who holds shares in street name fails to provide the broker or other nominee with voting instructions and the broker or other nominee does not have the discretionary authority to vote the shares on a particular matter because the matter is not a routine matter under the New York Stock Exchange ("NYSE") rules.

How will broker non-votes be treated?

        Shares of common stock for which brokers have not received instructions from their customers will only be permitted to vote on the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2018 in Proposal No. 2.

        Shares of common stock for which brokers have not received instructions from their customers will not be permitted to vote on Proposal No. 1, Proposal No. 3 and Proposal No. 4 in this proxy statement. Broker non-votes will have no effect on the outcome of the vote for purposes of Proposal No. 1, Proposal No. 3 and Proposal No. 4.

What is the difference between a "stockholder of record" and a "street name" holder?

        These terms describe how your shares of common stock are held. If your shares of common stock are registered directly in your name with EQ Shareowner Services, our transfer agent, you are a "stockholder of record." If your shares of common stock are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a "street name" holder.

How do I vote?

        If you are a "stockholder of record," you have several choices. You can vote your shares of common stock by proxy:

  •
  via the Internet: www.proxyvote.com until 11:59 p.m., Eastern Daylight Time, on May 16, 2018;

  •
  by telephone: 1-800-690-6903 until 11:59 p.m., Eastern Daylight Time, on May 16, 2018; or

  •
  by completing, signing and returning your proxy card by mail so that it is received prior to the Annual Meeting in accordance with the instructions included in the proxy card.

        If you hold your shares of common stock in "street name," your broker, bank, trustee or nominee will provide you with materials and instructions for voting your shares of common stock.

Can I vote at the Annual Meeting?

        If you are a "stockholder of record," you may vote your shares of common stock in person at the Annual Meeting. If you hold your shares of common stock in "street name," you must obtain a legal proxy from your broker, bank, trustee or nominee giving you the right to vote the shares at the Annual Meeting.

How many votes are needed for the Proposals to pass?

  Proposal No. 1:

        Directors are elected by plurality vote. There is no cumulative voting in the election of directors. Therefore, the seven nominees receiving the highest number of "FOR" votes will be elected. There will be no abstentions in the vote on this proposal. For purposes of this vote, broker non-votes will have no effect on the outcome of the vote.

  Proposal No. 2:

        Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2018 requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions will not be counted as votes cast, and, therefore, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary voting authority with regard to this proposal under NYSE rules, there will not be broker non-votes in the vote on this proposal.

  Proposal No. 3:

        Approval, on a non-binding advisory basis, of our executive compensation requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions will not be counted as votes cast, and, therefore, will have no effect on the outcome of the vote on this proposal. For purposes of this vote, broker non-votes will have no effect on the outcome of the vote.

  Proposal No. 4:

        For the approval, on a non-binding advisory basis, of the frequency of executive compensation advisory votes, the option that receives the highest number of votes cast on this proposal at the Annual Meeting will be deemed the frequency chosen by our stockholders for an advisory vote on executive compensation, subject to the Board's discretion to decide otherwise. Abstentions will not be counted as votes cast, and, therefore, will have no effect on the outcome of the vote on this proposal. For purposes of this vote, broker non-votes will have no effect on the outcome of the vote.

Why did I receive more than one Notice?

        You will receive multiple Notices or voting instruction forms if you hold your shares of common stock in different ways (for example, joint tenancy, trusts, custodial accounts) or in multiple accounts.

Can I change my vote after I have submitted my proxy?

        If you are a stockholder of record, you may revoke your proxy in any one of the following ways:

  •
  by sending a written notice of revocation to our Corporate Secretary at 7315 Wisconsin Ave., Suite 550 East, Bethesda, Maryland 20814 that is received prior to 11:59 P.M., Eastern Daylight Time, on May 16, 2018, stating that you revoke your proxy;

  •
  by signing a later-dated proxy card and submitting it so that it is received prior to the Annual Meeting in accordance with the instructions included in the proxy card;

  •
  by granting a subsequent proxy by telephone or via the Internet until 11:59 p.m., Eastern Daylight Time, on May 16, 2018; or

  •
  by attending the Annual Meeting and voting your shares in person.

        If your shares are held in street name, you should follow the instructions provided by your broker, bank, trustee or nominee.

How will my shares of common stock be voted if I do not specify how they should be voted?

        If you sign and return a proxy card without indicating how you want your shares of common stock to be voted, the persons named as proxies will vote your shares of common stock "FOR" each of the Board's nominees for election as directors in Proposal No. 1, "FOR" ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2018 in Proposal No. 2, "FOR" the non-binding advisory resolution on executive compensation in Proposal No. 3, and for the option of "1 YEAR" as the frequency with which stockholders are provided a non-binding, advisory vote on executive compensation in Proposal No. 4.

Who will count the votes?

        A representative of Broadridge Financial Solutions, Inc. will count the votes and will serve as the inspector of election at the Annual Meeting.

Who pays the cost of this proxy solicitation?

        We will bear all costs of the solicitation of proxies for the Annual Meeting. In addition to solicitation by mail, our directors and officers, without receiving any additional compensation, may solicit proxies personally or by telephone, email or other electronic means. We will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares of our common stock and will reimburse them for their expenses in doing so.

What do I need to do to attend the Annual Meeting in person?

        Only common stockholders as of the close of business on March 16, 2018, the record date, are entitled to attend the Annual Meeting.

        If your shares of common stock are registered in your name and you owned them as of the close of business on the record date, you only need to provide some form of government-issued photo identification for admission.

        If you hold your shares of common stock in a bank or brokerage account, you can attend the Annual Meeting if you bring a recent bank or brokerage statement showing that you owned shares of common stock on the record date, and provide some form of government-issued photo identification. If your shares of common stock are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares of common stock in person at the Annual Meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares of common stock in person at the Annual Meeting.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

        Our directors are elected annually. Upon the recommendation of the Nominating and Corporate Governance Committee of our Board, seven nominees will be proposed for election as directors at the Annual Meeting to hold office until our next annual meeting of stockholders and until their successors are duly elected and qualify or their earlier death, resignation or removal. Our nominees were selected by our Board, based on the recommendation of the Nominating and Corporate Governance Committee. All seven nominees currently serve on our Board.

        All of the nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our Board, unless our Board alternatively acts to reduce the size of the Board or maintain a vacancy on the Board in accordance with our Amended and Restated Bylaws. Our Board has no reason to believe that any such nominees will be unable or unwilling to serve.

        Directors will be elected at the Annual Meeting by plurality vote. There is no cumulative voting in the election of directors.

Nominees for Election to our Board

        The following table shows the name, age as of the date of this proxy statement, and position(s) held by each director nominee.

Name	Age	Position(s) Held
Mark S. Ordan	59	Chairman of the Board and CEO
Glenn G. Cohen	54	Independent Director
Jerry L. Doctrow	67	Independent Director
Paul J. Klaassen	60	Lead Independent Director
Philip R. Schimmel	64	Independent Director
Kathleen Smalley	60	Independent Director
Donald C. Wood	57	Independent Director

        Our Board unanimously recommends that you vote "FOR" the election of each of the director nominees.

        The principal occupations and employment of each director nominee and directorships held with other public companies during the past five years are set forth below. Following each nominee's biographical information, we have provided information concerning the particular experience, qualifications, attributes and skills that led the Nominating and Corporate Governance Committee and our Board to determine that such nominee should serve as a director.

        Mark S. Ordan became our Chairman of the Board and CEO on October 31, 2016. Before that, he served as a consultant to HCP, Inc. ("HCP") from March 2016. His consulting arrangement with HCP terminated by its terms upon consummation of our spin-off from HCP on October 31, 2016 (the "Spin-Off"). Mr. Ordan also serves as a director at VEREIT, a publicly traded full service real estate operating company, and is a member of both its audit committee and compensation committee. From 2014 to May 2017, Mr. Ordan served as a director of Washington Prime Group Inc., a publicly traded real estate investment trust ("REIT") owner, developer, and manager of over 100 shopping centers following its acquisition of Glimcher Realty Trust in January 2015. He previously served as Washington Prime's Executive Chairman from January 2015 to December 2015 and as its Non-Executive Chairman from January 2016 to June 2016. Mr. Ordan also served as Washington Prime's Chief Executive Officer from May 2014 to January 15, 2015. As Chief Executive Officer of Washington Prime, Mr. Ordan oversaw its operations and led Washington Prime's acquisition of Glimcher Realty Trust. From January 2013 to November 2013, Mr. Ordan served as a director and as the Chief Executive Officer of Sunrise Senior Living, LLC, the successor to the management business of Sunrise Senior Living, Inc. ("Sunrise"), which had been a publicly traded operator of approximately 300 senior living communities in the United States, Canada and the United Kingdom prior to its sale in January 2013. Mr. Ordan served as Sunrise's Chief Executive Officer from November 2008 to January 2013 and as a director from July 2008 to January 2013. While at Sunrise, Mr. Ordan led its restructuring and oversaw its eventual sale. He served as the Chief Executive Officer and President of The Mills Corporation ("Mills"), a publicly traded developer, owner and manager of a diversified portfolio of regional shopping malls and retail entertainment centers, from October 2006 to May 2007, as its Chief Operating Officer from February 2006 to October 2006 and as a director from December 2006 until May 2007. While at Mills, Mr. Ordan oversaw its operations and its eventual sale to Simon Property Group, Inc. and Farallon Capital Management, L.L.C. in May 2007. Before that, he served as President and Chief Executive Officer of Balducci's LLC, a gourmet food store chain. He also founded and served as Chairman, President and Chief Executive Officer of Fresh Fields Markets, Inc., an organic foods supermarket chain, eventually leading the merger of the company with Whole Foods Markets, Inc. Mr. Ordan also was employed in the equities division of the investment banking firm of Goldman, Sachs & Co. Mr. Ordan served as a director of Harris Teeter Supermarkets, Inc., a publicly traded supermarket chain, from February 2014 until January 2015, when it was acquired by The Kroger Co. He was a Trustee of Vassar College for 15 years. He also previously served for 10 years, including five years as Non-Executive Chairman, on the Board of Trustees of Federal Realty Investment Trust. Mr. Ordan currently serves on the boards of the following nonprofit organizations: the U.S. Chamber of Commerce and the Chesapeake Bay Foundation.

        As the former chief executive officer of public companies in the healthcare and real estate industries, Mr. Ordan provides our Board with extensive experience in the management of large-scale healthcare operations and real estate portfolio management.

        Glenn G. Cohen became a director on October 31, 2016. Mr. Cohen is Executive Vice President, Chief Financial Officer and Treasurer of Kimco Realty Corp., a REIT and one of the nation's largest publicly traded owners and operators of open-air shopping centers ("Kimco"). He was appointed as Kimco's Executive Vice President and Chief Financial Officer in 2010, and has been its Treasurer since 1997. Mr. Cohen directs financial and capital strategy and oversees the day-to-day accounting, financial reporting and planning, tax, treasury and capital market activities. In addition, he oversees Kimco's Information Technology group. Prior to joining Kimco in 1995 as Director of Accounting and Taxation, Mr. Cohen served as Chief Operating Officer and Chief Financial Officer for U.S. Balloon Manufacturing Co., Inc., a wholesale balloon distributor, Chief Financial Officer for EMCO Sales and Service, L.P., a distributor of office, computer and related supplies, and six years at the public accounting firm Coopers & Lybrand, LLP (predecessor to PwC LLP). Mr. Cohen is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Cohen is also a member of the National Association of Real Estate Investment Trusts, Co-Chairman of its Financial Best Practices Council and a member of the International Council of Shopping Centers.

        Mr. Cohen provides our Board with over 20 years of senior executive experience with global companies and REITs, including accounting and financial planning expertise.

        Jerry L. Doctrow became a director on October 31, 2016. He is founder and principal of Robust Retirement® LLC through which he blogs on senior housing and care, speaks at industry conferences and conducts select consulting assignments. Mr. Doctrow was previously employed at Stifel Nicolaus & Company Incorporated, a full service brokerage and investment banking firm, from which he retired in 2015, as a senior advisor in investment banking where he focused solely on senior housing and care and healthcare real estate. Before that, Mr. Doctrow worked for 15 years at the Stifel and Legg Mason Wood Walker capital markets groups as an equity research analyst following healthcare providers, healthcare real estate, and other specialty real estate companies.

        Mr. Doctrow brings to our Board substantial experience in senior housing analysis and healthcare research.

        Paul J. Klaassen became a director on October 31, 2016 and serves as our Lead Independent Director. He is the Co-Founder and Former Chairman and Chief Executive Officer of Sunrise. Mr. Klaassen served as Chairman of the Board of Sunrise from its inception in 1981 until March 2008 and as Chief Executive Officer from its inception until November 2008. From November 2008 until January 2013 when Sunrise was sold, he was Non-Executive Chairman of Sunrise's Board. Since January 2013, Mr. Klaassen has continued to serve on the boards of directors of The Netherland-American Foundation and the U.S. Chamber of Commerce. Mr. Klaassen also serves on the board of trustees of The Trinity Forum, a leadership academy. From July 2004 to February 2006, he served on the board of directors of Meristar Hospitality Corporation, a hotel REIT.

        Mr. Klaassen provides our Board with over 25 years of experience as a founder and leader of a public operator of assisted living and senior housing facilities.

        Philip R. Schimmel became a director on October 14, 2016. He is a retired Partner of the international accounting firm of KPMG LLP. He served as an Audit Partner of KPMG from 1985 until 2012. While at KPMG, Mr. Schimmel also served as the National Partner in charge of Risk Management, Audit and Independence from 2013 to 2016. From 2007 to 2012, he served on the Board of KPMG, during which time he chaired the Nominating Committee of the Board, chaired the Professional Practice Committee and served as the Board's Lead Director. Mr. Schimmel also served as the former Board Chair of St. Joseph Hospital Foundation. Mr. Schimmel is a member of the American Institute of Certified Public Accountants and Virginia Society of Certified Public Accountants.

        Mr. Schimmel provides our Board with extensive accounting, financial and management expertise, with over 40 years of experience at a public accounting firm.

        Kathleen Smalley became a director on October 31, 2016. She is of counsel to the law firm of Locke Lord LLP where her practice includes sophisticated real estate transactions and disputes, complex corporate transactions, and corporate and family business governance. She also teaches as an adjunct professor at UCLA Anderson School of Management. She was previously a partner at Locke Lord LLP from 2015 to 2017. She was a partner at Boies, Schiller & Flexner, LLP from 2012 to 2015. Ms. Smalley also served as Trustee of the California State Teachers' Retirement System from 2004 to 2005 and is a director of iCivics, a non-profit organization that provides educational online and lesson plans to promote civics education and encourage students to become active citizens.

        As the former general counsel of multiple real estate companies and a former trustee of a public pension fund, Ms. Smalley brings extensive legal expertise in real estate and governance to our Board.

        Donald C. Wood became a director on October 31, 2016. He has been President and Chief Executive Officer of Federal Realty Investment Trust (the "Trust"), a publicly traded REIT specializing in the ownership, management and redevelopment of retail and mixed-use properties, since January 2003. Prior to that, Mr. Wood held various other officer positions with the Trust, including President and Chief Operating Officer (from 2001 to 2003), Senior Vice President and Chief Operating Officer (from 2000 to 2001), Senior Vice President-Chief Operating Officer and Chief Financial Officer (from 1999 to 2000) and Senior Vice President-Treasurer and Chief Financial Officer (from 1998 to 1999). Mr. Wood has been a Trustee of the Trust since 2003. He served as Chairman of the Board of the National Association of Real Estate Investment Trusts (from November 2011 to November 2012); a member of the Board of Governors (since 2010) and the Executive Committee (from February 2014 to May 2015) of the International Council of Shopping Centers; and a director of Post Properties, Inc. (from May 2011 to December 2016), a publicly traded REIT that developed and operated upscale multifamily communities in the United States until it was acquired in a merger by Mid-America Apartment Communities, Inc. in December 2016.

        Mr. Wood brings to our Board extensive senior executive REIT experience and significant board of directors experience.

EXECUTIVE OFFICERS

        The name, age as of the date of this proxy statement, and position(s) held by each of our current executive officers are set forth in the table below.

Name	Age	Position(s) Held
Mark S. Ordan	59	Chairman of the Board and CEO
Greg Neeb	50	President and Chief Investment Officer
C. Marc Richards	47	Chief Financial Officer and Treasurer

        Biographical information for Mr. Ordan is set forth above under "Proposal No. 1: Election of Directors." Biographical information for each of our other executive officers is set forth below.

        Greg Neeb became our President and Chief Investment Officer on October 31, 2016. Before the Spin-Off, Neeb Management, LLC, a privately held real estate management firm founded by Mr. Neeb in 2013, was a consultant to HCP from May 2016. This consulting arrangement with HCP terminated by its terms upon completion of the Spin-Off. Mr. Neeb continues to serve as the Managing Member of Neeb Management, LLC and of Neeb Investments, LLC, a privately held real estate investment firm also founded by Mr. Neeb in 2013. As Managing Member of these entities, Mr. Neeb is responsible for management administrative and investment decisions of the firms. From April 2008 until January 2013, Mr. Neeb served as Chief Investment and Administrative Officer of Sunrise. In this role, he was responsible for investments, acquisitions, dispositions and capital markets, as well as administrative operational matters. From 1995 to 2007, Mr. Neeb served as Chief Investment Officer of Mills, where he was responsible for investments, acquisitions, dispositions and capital markets. He also served in various other positions at Mills, including Senior Vice President and Treasurer. From 1989 to 1995, Mr. Neeb worked as a Manager for Kenneth Leventhal & Company, a real estate accounting and consulting firm serving real estate and related companies and where he earned his Certified Public Accountant designation.

        C. Marc Richards became our Chief Financial Officer on October 31, 2016. Before the Spin-Off, he served as a consultant to HCP from March 2016. His consulting arrangement with HCP terminated by its terms upon consummation of the Spin-Off. He previously served as Executive Vice President and Chief Administrative Officer of Washington Prime Group Inc. from January 2015 to January 2016. In this role, Mr. Richards supervised the integration of Washington Prime and Glimcher Realty Trust. From May 2014 to January 2015, Mr. Richards served as Chief Financial Officer of Washington Prime. As Washington Prime's Chief Financial Officer, Mr. Richards oversaw financial reporting, Sarbanes-Oxley Act compliance and tax matters. From January 2013 to May 2014, Mr. Richards served as Chief

Financial and Administrative Officer of Sunrise Senior Living, LLC and was responsible for finance, accounting, tax and risk and asset management. From March 2011 to January 2013, he served as the Chief Financial Officer of Sunrise and from July 2009 to March 2011 as its Chief Accounting Officer. In these roles, he was responsible for financial and public company reporting matters, Sarbanes-Oxley Act compliance, and tax matters. Before joining Sunrise, from November 2007 to July 2009, Mr. Richards served as Vice President of JE Robert Companies, an equity fund manager, which invests in portfolios, real estate, commercial mortgage backed securities and loans, and operating companies, and as Controller for JER Investors Trust, a REIT that invests in real estate loans, commercial mortgage backed securities and other structured financial products. From May 2006 to October 2007, Mr. Richards served as Vice President and Corporate Controller of Republic Property Trust, a publicly traded owner, operator and redeveloper of commercial office buildings in the Washington, D.C. area, which was acquired by Liberty Property Trust in August 2007. From 1999 until May 2006, Mr. Richards served in a variety of leadership positions with increasing responsibilities at Mills. Mr. Richards is a Certified Public Accountant.

BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

Director Independence and Independence Determinations

        Our Corporate Governance Guidelines provide that a majority of the Board must consist of directors who are "independent" under the listing standards of the New York Stock Exchange ("NYSE") and applicable securities laws and regulations. As part of the qualification for director independence, the NYSE listing standards require our Board to affirmatively determine that the director has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.

        Our Board has affirmatively determined that each of Ms. Smalley and Messrs. Cohen, Doctrow, Klaassen, Schimmel and Wood qualifies as "independent" under the NYSE's listing standards. Mr. Ordan is our Chairman of the Board and Chief Executive Officer ("CEO") and, therefore, is not "independent" under NYSE listing standards.

Board Leadership Structure

        Our Board believes it is important to select our Chairman of the Board and CEO in the manner it considers in our best interests at any given point in time. Accordingly, these positions may be filled by one individual or by two different individuals. Our Board considered the circumstances and determined that in light of Mr. Ordan's experience, it was appropriate to combine the position of Chairman and CEO, and consequently, Mr. Ordan currently serves as both our Chairman of the Board and CEO.

        Our Corporate Governance Guidelines provide that the independent directors will annually elect an independent director to serve as the Lead Independent Director. The Lead Independent Director serves as a resource to the Chairman of the Board and to the other independent directors, coordinating the activities of the independent directors. The Lead Independent Director performs such other duties and responsibilities as the Board may determine.

        Our Board has determined that the Lead Independent Director should have the following specific duties and responsibilities:

  •
  preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;

  •
  serve as a liaison between the Chairman of the Board and the independent directors;

  •
  consult with the Chairman of the Board regarding and approving an appropriate schedule of Board meetings, agenda items and materials sent in advance of Board meetings, provided that all directors may suggest items for inclusion on the agenda; and

  •
  call meetings of the independent directors when necessary or appropriate.

        In addition, if requested by major stockholders, the Lead Independent Director will ensure that he or she is available for consultation and direct communication.

        Mr. Klaassen currently serves as the Lead Independent Director.

        In light of the fact that our Chairman and CEO positions are currently held by the same individual, our Board believes that having a Lead Independent Director is in the best interest of our stockholders at this time. Among other things, the Lead Independent Director enhances the independence of the Board and facilitates free and open discussion and communication among the independent directors.

Board Committees

        Our Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee that were established in connection with the Spin-Off. Each Committee has a written charter, which is posted on the Corporate Governance section of our website at www.qcpcorp.com, and may be obtained in print, without charge, by any stockholder upon request by writing to Quality Care Properties, Inc., 7315 Wisconsin Ave., Suite 550 East, Bethesda, MD 20814, Attention: Corporate Secretary.

        The following table sets forth the current membership of these Committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Glenn G. Cohen	X
Jerry L. Doctrow		X	X
Paul J. Klaassen		Chair	X
Philip R. Schimmel	Chair
Kathleen Smalley	X		Chair
Donald C. Wood		X

Audit Committee

        The Audit Committee assists our Board with its oversight responsibilities regarding the integrity of our financial statements and internal controls over financing reporting, the qualifications, independence and performance of our independent registered public accounting firm, the performance of our internal audit function and our compliance with legal and regulatory requirements.

        Under its charter, the Audit Committee's responsibilities include, among others:

  •
  appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm;

  •
  pre-approving the engagement of our independent registered public accounting firm to perform audit and permitted non-audit services;

  •
  reviewing our independent registered public accounting firm's qualifications, independence and performance;

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual audited and quarterly financial statements, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations";

  •
  discussing with management and our independent registered public accounting firm our year-end and quarterly earnings press releases;

  •
  reviewing major issues regarding accounting principles and financial statement presentations, including any significant changes in our selection or application of accounting principles, and major issues as to the adequacy of our internal controls over financial reporting;

  •
  providing oversight of the enterprise risk management activities of our company, including reviewing and discussing with management, our independent registered public accounting firm and our internal auditor: (a) any significant risks or exposures of our company; (b) the steps management has taken to identify, minimize, monitor or control such risks or exposures; and (c) our underlying policies with respect to risk assessment and risk management;

  •
  reviewing transactions submitted to it under our Related Person Transaction Policy;

  •
  reviewing and approving the appointment of our internal auditor;

  •
  establishing procedures for the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees regarding questionable accounting or auditing matters; and

  •
  preparing the Audit Committee Report required by the rules of the SEC to be included in our annual proxy statement.

        The Audit Committee has authority to retain outside counsel or other experts.

        The charter of the Audit Committee requires that each member meet the independence and other requirements of the NYSE and the SEC for audit committee members. Our Board has determined that each member of the Audit Committee is "independent" under these requirements and is "financially literate" under NYSE listing standards.

        The Board also has determined that each of Mr. Cohen and Mr. Schimmel qualifies as an "audit committee financial expert," as defined in SEC rules.

        The Audit Committee met seven times during 2017.

Compensation Committee

        The Compensation Committee oversees our compensation and employee benefit plans and practices, including our executive compensation plans, and our incentive-compensation and equity-based plans.

        Under its charter, the Compensation Committee's responsibilities include, among others:

  •
  reviewing and approving corporate goals and objectives relating to the compensation of our CEO, evaluating the performance of the CEO in light of those goals and objectives and determining and approving the CEO's compensation based on this evaluation;

  •
  reviewing the evaluation of the performance of, and reviewing and approving all compensation for, all other officers (as such term is defined in Rule 16a-1 promulgated under the Exchange Act);

  •
  reviewing and approving all officers' employment agreements, executive retirement plans and severance arrangements;

  •
  granting, setting the terms and modifying any awards under any performance-based bonus, long-term incentive compensation and equity compensation plans;

  •
  reviewing employee compensation arrangements to evaluate whether incentive and other forms of pay encourage unnecessary or excessive risk taking, and reviewing and discussing, at least annually, the relationship between our risk management policies and practices, corporate strategy and those compensation arrangements;

  •
  reviewing the results of any stockholder advisory vote on executive compensation;

  •
  reviewing and discussing with management the compensation discussion and analysis ("CD&A") and recommending to our Board whether to include the CD&A in our annual proxy statement or Annual Report on Form 10-K; and

  •
  preparing and approving the Compensation Committee Report to be included in the annual proxy statement.

        The Compensation Committee also reviews and makes recommendations regarding the amount and composition of compensation paid to our directors. However, the full Board determines the compensation for our directors.

        The charter of the Compensation Committee requires that each member meet the independence requirements of the NYSE, be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and be an "outside director" under regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Board has determined that each member of the Compensation Committee satisfies these requirements.

        In making compensation decisions in 2017 for Messrs. Neeb and Richards, the Compensation Committee also considered the recommendations of the CEO. Although the CEO's recommendations are given significant weight, the Compensation Committee retains full discretion when determining compensation for all executive officers.

        The Compensation Committee has authority to retain or obtain the advice and assistance of a compensation consultant, legal counsel or other advisor. See "Compensation Discussion and Analysis" below for a discussion of the role of compensation consultants in determining or recommending the amount or form of executive or director compensation.

        The Compensation Committee met two times during 2017.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is appointed by our Board to assist it in discharging our Board's responsibilities regarding the identification of qualified candidates to become Board members, the recommendation of nominees for election as directors at the next annual meeting or special meeting of stockholders at which directors are to be elected, the recommendation of candidates to fill Board vacancies, the development and recommendation to the Board of a set of corporate governance guidelines and principles and oversight of the evaluation of the performance of our Board and management.

        Under its charter, the Nominating and Corporate Governance Committee's responsibilities include, among others:

  •
  recommending to our Board for nomination by it of candidates for election as directors at each annual meeting of stockholders or to fill Board vacancies;

  •
  reviewing the performance of each director at least annually and assessing continued suitability as a director when he or she has a change in job responsibilities;

  •
  overseeing the Board in its annual review of its performance and the performance of management (although the Compensation Committee has primary responsibility for the Board's review of the performance of management);

  •
  making recommendations to the Board regarding governance matters, including our charter and bylaws, Board Committee charters and our Corporate Governance Guidelines;

  •
  considering and discussing with management, at least annually, our Code of Business Conduct and Ethics and the procedures in place to enforce the Code of Business Conduct and Ethics; and

  •
  providing recommendations to the Board on the composition and leadership of each Board Committee.

        The Nominating and Corporate Governance Committee has the authority to retain independent counsel, experts or other advisors and any search firm to be used by the Nominating and Corporate Governance Committee to identify director candidates.

        The charter of the Nominating and Corporate Governance Committee requires that each member meet the independence requirements of the NYSE. Our Board has determined that each member of the Nominating and Corporate Governance Committee is "independent" under the NYSE requirements.

        The Nominating and Corporate Governance Committee met four times during 2017.

        In March 2018, our Board, at the recommendation of the Nominating and Corporate Governance Committee, amended our Amended and Restated Bylaws to permit our stockholders, by the affirmative vote of a majority of all the votes entitled to be cast on the matter, to adopt, alter or repeal any provision of the bylaws and to make new bylaws, without "ringfencing" any bylaws or imposing any holding period or percentage ownership requirements.

Compensation Committee Interlocks and Insider Participation

        During 2017, no member of the Compensation Committee was an officer, employee or former officer of our company or any of our subsidiaries or had any relationship requiring disclosure in this proxy statement pursuant to applicable SEC rules.

Board and Board Committee Meeting Attendance

        During 2017, our Board met sixteen times. During 2017, each of our directors attended at least 75% of the aggregate number of meetings of the Board and the Committees on which they served.

Executive Sessions of Independent Directors

        Under our Corporate Governance Guidelines, to ensure free and open discussion and communication among the independent directors of the Board, the independent directors meet in executive session without management present in connection with the regularly scheduled quarterly meetings of our Board. Mr. Klaassen presides at these executive sessions.

Board's Role in Risk Oversight

        Our Board believes that effective risk management involves our entire corporate governance framework. Management is responsible for identifying material risks, implementing appropriate risk management strategies, integrating consideration of risk and risk management into our decision making process, and ensuring that information with respect to material risks is transmitted to senior executives and our Board.

        Our Board, primarily through the Audit and Compensation Committees, provides overall oversight of the risk management process, as summarized in the table below. The Board also believes that having a Lead Independent Director, as described under "—Board Leadership Structure" above, is conducive to its risk oversight process.

Board/Committee	Risk Oversight Responsibilities
Board	• Overall oversight of the risk management process
• Development of business strategy and major resource allocation
• Leadership of management succession planning
• Overall oversight of business conduct and compliance
• Receipt of regular reports from Board Committees on specific risk oversight responsibilities
Audit Committee	• Enterprise risk management activities of our company
• Integrity of our financial statements
• Internal controls over financial reporting
• The performance of the internal audit function

•

Review with management any significant risks or exposures faced by us, the steps management has taken to identify, mitigate, monitor or control such risks or exposures, and our underlying policies with respect to risk assessment and risk management

• Report to the Board following each regular Committee meeting
Compensation Committee	• Evaluate whether incentive and other forms of pay encourage unnecessary or excessive risk taking
• Review and discuss, at least annually, the relationship between risk management policies and practices, corporate strategy and our compensation arrangements
• Report to the Board following each regular Committee meeting
Nominating and Corporate Governance Committee	• Overall corporate governance leadership
• Provide recommendations regarding Board and Committee composition
• Report to the Board following each regular Committee meeting

Director Selection Process

Identifying and Evaluating Director Nominee Candidates

        Our Board as a whole is responsible for selecting nominees for the Board. The Nominating and Corporate Governance Committee is responsible for screening and recommending candidates.

        Our Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet to be recommended as a candidate for election to our Board. Rather, the Committee will consider various factors, including, but not limited to:

  •
  personal and professional integrity, ethics and values;

  •
  experience in corporate management, such as serving as an officer or former officer of a publicly held company;

  •
  experience in our industry;

  •
  experience with relevant policy concerns;

  •
  experience as a board member of another public company;

  •
  the ability and willingness to commit adequate time to our Board and its committee matters;

  •
  the fit of the individual's skills and personality relative to those of the other members (and potential members) of our Board in building an effective, collegial and responsive Board;

  •
  academic expertise in an area of our operations; and

  •
  practical and mature business judgment.

        We do not have a formal policy for the consideration of diversity in identifying nominees for director. However, in addition to the criteria noted above, the Committee strives to create diversity in perspective, background and experience in our Board as a whole, when identifying and selecting nominees.

        The Nominating and Corporate Governance Committee will consider potential director nominees recommended by various sources, including Board members, stockholders and senior management. The Committee may also hire a search firm.

Stockholder Recommendations

        The Nominating and Corporate Governance Committee will consider candidates properly recommended by stockholders. A stockholder who wishes to recommend a director candidate should send such recommendation to our Corporate Secretary at 7315 Wisconsin Ave., Suite 550 East, Bethesda, Maryland 20814, who will forward it to the Nominating and Corporate Governance Committee. Any such recommendation should include a description of the candidate's qualifications for Board service, including with regard to the criteria to be considered by the Nominating and Corporate Governance Committee for recommending candidates for Board membership as set forth above, the candidate's written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the stockholder and the candidate for more information. A stockholder who wishes to nominate an individual as a director candidate at the annual meeting of stockholders, rather than recommend the individual to the Nominating and Corporate Governance Committee as a nominee, must comply with the requirements for stockholder nominations set forth in our Amended and Restated Bylaws. The stockholder nominee will be evaluated by the Nominating and Governance Committee of the Board using the same standards as it uses for all Director nominees that it nominates.

Proxy Access

        Under our Amended and Restated Bylaws, a stockholder or a group of up to 25 stockholders, owning at least 3% of our shares continuously for three years, may nominate directors constituting up to a maximum for all eligible stockholders nominating directors of 20% of our Board or two directors, whichever is greater, for inclusion in our proxy materials, subject to complying with the requirements contained in our Amended and Restated Bylaws.

Stockholder Communications to the Board

        Stockholders who wish to contact members of our Board may send written correspondence to the Board, c/o Quality Care Properties, Inc., 7315 Wisconsin Ave., Suite 550 East, Bethesda, Maryland 20814. In addition, any interested party may communicate with the Lead Independent Director or the Chairman of the Board, as applicable, or with our non-management directors as a group, by contacting the Corporate Secretary, c/o Quality Care Properties, Inc., 7315 Wisconsin Ave., Suite 550 East, Bethesda, Maryland 20814. Stockholders should provide proof of share ownership and appropriate contact information in all correspondence. All communications from verified stockholders will be received and processed by the Corporate Secretary, and then directed to the appropriate member(s) of our Board other than certain items unrelated to the Board member's duties, such as spam, junk mail, solicitations, employment inquiries and similar items.

Attendance at Annual Stockholder Meetings by Directors

        We encourage all members of the Board to attend the Annual Meeting. Under our Corporate Governance Guidelines, directors are expected to make every reasonable effort to attend our annual meeting of stockholders. All directors attended our 2017 annual meeting of stockholders.

Corporate Governance and Policies

Corporate Governance Guidelines

        Our Board has adopted Corporate Governance Guidelines with respect to, among other things, Board composition, Board meetings, the Board's standing committees, stockholder communications with the Board, expectations for directors, succession planning, and Board and committee self-evaluations. A current copy of our Corporate Governance Guidelines is posted on the Corporate Governance section of our website at www.qcpcorp.com, and may be obtained in print, without charge, by any stockholder upon request by writing to Quality Care Properties, Inc., 7315 Wisconsin Ave., Suite 550 East, Bethesda, MD 20814, Attention: Corporate Secretary.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees. The Code of Business Conduct and Ethics sets forth our policies and expectations on a number of topics, including corporate opportunities, conflicts of interest, compliance with laws (including insider trading laws), protection and use of our assets and competition and fair dealing. The Code of Business Conduct and Ethics also includes provisions intended to satisfy the requirements for a "code of ethics," as defined in SEC rules, and that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

        The current Code of Business Conduct and Ethics is posted in the Corporate Governance section of our website at www.qcpcorp.com, and may be obtained in print, without charge, by any stockholder upon request by writing to Quality Care Properties, Inc., 7315 Wisconsin Ave., Suite 550 East, Bethesda, MD 20814, Attention: Corporate Secretary.

        We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding a substantive amendment to, or material departure from, the code of ethics provisions in our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by timely posting such information in the Corporate Governance section of our website at www.qcpcorp.com rather than by filing a Form 8-K.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

        We are asking stockholders at the Annual Meeting to ratify the selection of Deloitte as our independent registered public accounting firm for 2018. Although ratification is not required by our organizational documents or otherwise, our Board is submitting the selection of Deloitte to our stockholders as a matter of good corporate governance practices. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and our stockholders.

        A representative of Deloitte is expected to attend the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

        Ratification of the appointment of Deloitte as our independent registered public accounting firm for 2018 requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting.

        Our Board unanimously recommends that you vote "FOR" ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

Fee Information

        The following table shows information about the fees billed, or that will be billed, by Deloitte during or related to our fiscal years ended December 31, 2017 and 2016.

Type of Fee	2017	2016
Audit Fees(1)	$960,000	$195,000
Audit-Related Fees	250,000	—
Tax Fees	115,000	—
All Other Fees	—	—

Total	$1,325,000	$195,000

(1)
Audit fees include fees billed for the audit of our annual consolidated financial statements and the review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q.

Pre-Approval of Audit and Permitted Non-Audit Services

        Under its charter, the Audit Committee must pre-approve all audit and permitted non-audit services performed by Deloitte, except that Audit Committee pre-approval of non-audit services (other than review and attest services) will not be required if such services fall within available exceptions established by the SEC. Audit Committee pre-approval of audit and non-audit services also will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting.

        Our Audit Committee was formed on October 14, 2016, prior to completion of the Spin-Off on October 31, 2016. All of the audit, audit-related, tax and other fees listed above that were incurred after the Spin-Off were approved by the Audit Committee pursuant to the policy described in the preceding paragraph.

 AUDIT COMMITTEE REPORT

        Our management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures.

        Deloitte & Touche LLP, our independent registered public accounting firm ("Deloitte"), is responsible for performing an independent audit of our combined consolidated financial statements for 2017 in accordance with the standards of the Public Company Accounting Oversight Board (the "PCAOB") and expressing an opinion on whether our combined consolidated financial statements present fairly, in all material respects, our consolidated balance sheets, and our combined consolidated statements of operations and comprehensive (loss) income, equity and cash flows in conformity with U.S. generally accepted accounting principles.

        The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2017 and discussed them with our management and Deloitte.

        The Audit Committee also has received from, and discussed with, Deloitte various communications that it is required to provide to the Audit Committee, including the matters required to be discussed by AS 1301: Communications with Audit Committees.

        The Audit Committee has received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte's communications with the Audit Committee concerning independence, and has discussed with Deloitte their independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017.

Respectfully submitted,
Philip R. Schimmel, Chair Glenn G. Cohen Kathleen Smalley

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis provides context for the policies and decisions underlying the compensation reported in the executive compensation tables included in this proxy statement for our named executive officers ("NEOs") during fiscal year 2017. For 2017, our NEOs were:

  •
  Mark S. Ordan, Chief Executive Officer;

  •
  D. Gregory Neeb, President and Chief Investment Officer; and

  •
  C. Marc Richards, Chief Financial Officer.

Our Business and 2017 Performance

Impact of Industry Trends and our Relationship with HCRMC

        Following the Spin-Off, we became one of the largest actively-managed REITs focused on post-acute/skilled nursing and memory care/assisted living properties in the United States, but faced a challenging set of circumstances related to HCR ManorCare, Inc. ("HCRMC"), the ultimate parent company of HCR III Healthcare, LLC ("HCR III"), our principal tenant.

        HCRMC, along with other post-acute/skilled nursing operators, has been and continues to be adversely impacted by a challenging operating environment in the post-acute/skilled nursing sector, which has put downward pressure on revenues and operating income. Due to the headwinds facing the broader post-acute/skilled nursing industry and HCRMC, including the continued reduction in revenues per admission and shorter length of patient stays, HCRMC's performance continued to deteriorate in 2017. As a result, despite revised obligations under our master lease with HCR III, as amended (the "Master Lease") from lease amendments and reductions of contractual rent in the past three years and non-strategic property sales, HCRMC's normalized fixed charge coverage stood at 0.73x for the year ended December 31, 2017, compared to 1.01x for the year ended December 31, 2016. HCRMC's facility EBITDAR (defined as earnings before interest, taxes, depreciation and amortization, and rent) cash flow coverage ratio was 0.61x for the year ended December 31, 2017, compared to 0.84x for the year ended December 31, 2016.

        The impact of the downward, and expected continued, pressure on revenues and operating income has resulted in HCR III's default under the Master Lease and significantly lower rent payments to us. Given the continued financial deterioration of our primary tenant, we have faced significant uncertainty regarding the achievement of our financial and strategic objectives. During 2017, we considered various strategies to address the challenges facing HCRMC through proactive engagement with HCRMC and by actively managing the HCRMC portfolio, including:

  •
  selling, remarketing or re-leasing certain of our properties identified as non-core to our business;

  •
  potential resolution through our receivership complaint against HCRMC and HCR III, which commenced on August 17, 2017, in the Superior Court of the State of California for the County of Los Angeles; and

  •
  discussions with HCRMC regarding a potential comprehensive restructuring of the economic relationship between the parties, including an acquisition of HCRMC in connection with a reorganization of HCRMC under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code").

The HCRMC Transactions and the HCRMC Bankruptcy

        Following discussions with HCRMC regarding a potential comprehensive restructuring of the economic relationship between the parties in 2017, on March 2, 2018, we entered into a plan sponsor agreement (the "Plan Sponsor Agreement") with HCRMC, HCP Mezzanine Lender, LP, a wholly owned subsidiary of QCP ("Purchaser"), and certain lessor subsidiaries of QCP. The Plan Sponsor Agreement contemplates that, among other things, pursuant to a prepackaged plan of reorganization of HCRMC (the "Prepackaged Plan") under chapter 11 of the Bankruptcy Code, Purchaser will acquire all of the issued and outstanding capital stock of HCRMC, in exchange for the discharge under the Prepackaged Plan of all claims of QCP against HCRMC and its subsidiaries arising under HCRMC's guaranty of the Master Lease. On March 4, 2018, as required by the Plan Sponsor Agreement, HCRMC filed a voluntary petition for reorganization under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.

        Completion of the transactions contemplated by the Plan Sponsor Agreement (the "HCRMC Transactions"), remains subject to certain conditions, including state licensing and bankruptcy court approval, and may be terminated under certain circumstances.

        We expect to terminate our REIT status in connection with the HCRMC Transactions.

Implications for our 2017 Incentive Compensation Framework

        At the start of the 2017 fiscal year, after considering our unique business context and pending discussions with HCRMC, the Compensation Committee approved an incentive compensation program that it considered would best drive performance. Following discussions with management and the Compensation Committee's independent compensation advisor, Semler Brossy Consulting Group, LLC ("Semler Brossy"), the Compensation Committee adopted a single performance-based incentive plan (covering annual and long-term incentives), with a clearly defined, objective performance goal and intentionally broad strategic objectives. This approach was intended to incentivize our leaders to adapt to changing external factors and pursue the most appropriate strategy to optimize the value of our assets.

        Principally, the incentive program was designed to incentivize and reward our NEOs for successfully negotiating an appropriate path forward with HCRMC, for which there was no singularly defined solution that could be used as a performance benchmark. In conjunction with the NEOs and Semler Brossy, the Compensation Committee identified several possible outcomes, any of which could have been favorable to our stockholders depending on the specific facts and circumstances at the time of resolution. During the ongoing negotiations with HCRMC, the NEOs were tasked with protecting our balance sheet by meeting creditor debt covenants and disposing of select non-core assets.

        To achieve these objectives, the 2017 Incentive Compensation Framework (described below) was developed to determine both the annual and long-term incentive compensation for our NEOs. The strategic objectives were deliberately set broadly to allow the NEOs to select the most appropriate course of action for us to achieve long-term success.

 2017 INCENTIVE COMPENSATION FRAMEWORK

        Long-term incentives were awarded solely in the form of performance-based restricted stock, granted on March 8, 2017 at 100% of target, subject to the performance framework described above, with the actual number of shares of restricted stock earned by each NEO, if any, vesting in equal annual installments on each of the first three anniversaries of the grant date. Annual incentives, if any, would be payable in cash, also subject to the performance framework described above. Given the necessarily discretionary nature of the performance assessment required for the year, incentives were capped at 100% of target, with no additional upside, as the Compensation Committee did not believe that it would be appropriate to pay more than target levels of pay without a more clearly defined, formulaic incentive plan framework.

        In February of 2018, the Compensation Committee assessed our performance against the incentive plan funding requirement framework described above and, after reflecting adjustments for the negotiated restructuring of rent payments with HCRMC and related changes to the measurement of our debt covenant compliance during the year, determined that the funding requirement had been achieved. In recognition of progress made in negotiations with HCRMC, which ultimately resulted in the entry into the Plan Sponsor Agreement on March 2, 2018 and HCRMC's filing for protection under chapter 11 of the Bankruptcy Code on March 4, 2018, the Compensation Committee approved payouts at target, which was the maximum available under the plan, for each NEO's performance.

Compensation Philosophy

        The Compensation Committee believes that our NEOs should receive competitive compensation opportunities that reward strong performance and promote long-term value for our stockholders. With that in mind, the objectives for our executive compensation programs are as follows:

  •
  Attract and retain key talent;

  •
  Motivate behaviors that align with stockholders' interests; and

  •
  Reward executives for optimizing the value of our assets over the long-term.

Best Practices Supporting Executive Compensation Objectives

        The table below highlights key features of our executive compensation and governance programs:

What We Do:	What We Do Not Do:

✓

Grant incentive compensation awards (annual and long-term) that vest principally based upon performance against pre-established goals

✓

Equity grants consisting of performance-based restricted stock, which focuses performance on longer-term shareholder value creation

✓

No executive perquisites or personal benefits

✓

Double trigger change in control severance agreements

✓

Retain independent compensation consultant

✓

Prohibit executive hedging or pledging of our stock

✓

Have a policy for the recoupment of incentive compensation following a restatement

✓

Established stock ownership guidelines for executives

✗

Guarantee bonuses for executive officers

✗

Include an excise tax "gross-up" provision in any change in control arrangements

✗

Pay tax "gross-ups" on perquisites and personal benefits

✗

Allow repricing or exchange of underwater stock options without shareholder approval

Say on Pay and Say on Frequency

        At the Annual Meeting, we are seeking approval, on a non-binding advisory basis, of our executive compensation, which is commonly referred to as the "say on pay" vote. See Proposal 3 in this proxy statement. In addition to the non-binding advisory approval of our executive compensation, we are also presenting a proposal to approve, on a non-binding advisory basis, the frequency of executive compensation advisory votes, which gives you as a stockholder the opportunity to inform us how often you wish us to include a proposal. This vote is commonly referred to as the "say on frequency" vote. See Proposal 4 in this proxy statement. We did not hold a say on pay vote or a say on frequency vote at last year's annual meeting because, as an emerging growth company, we were exempt from the requirement to do so. We value feedback from our stockholders and intend to carefully consider the results of this year's say on pay vote and say on frequency vote.

Compensation Decision-Making Process

Role of the Compensation Committee

        The Compensation Committee is responsible for, among other things, overseeing our compensation and benefit plans and practices, including its executive compensation plans. As part of overseeing our executive compensation programs, the Compensation Committee, among other things:

  •
  Reviews and approves corporate goals and objectives relating to the compensation of our NEOs;

  •
  Evaluates the performance of the NEOs in light of those goals and objectives;

  •
  Determines and approves the NEOs' compensation based on this evaluation and market data; and

  •
  Considers the recommendations of the CEO in setting compensation for the other NEOs.

Role of the Independent Compensation Consultant

        Our Compensation Committee has retained Semler Brossy to assist the Compensation Committee with respect to the design and operation of our executive compensation program on behalf of our Board. Semler Brossy assists the Compensation Committee by, among other things, preparing materials for the Compensation Committee's executive officer pay analysis, reviewing our compensation peer group, providing recommendations for non-employee director compensation, and working on behalf of the Compensation Committee to review management's recommendations to the Compensation Committee regarding executive officer pay and incentive plan design.

        Semler Brossy reports directly to the Compensation Committee and the Compensation Committee has the sole authority to approve Semler Brossy's fees and terms of its engagement. During 2017, Semler Brossy provided no services to our company other than those provided to the Compensation Committee. The Compensation Committee has assessed the independence of Semler Brossy pursuant to the rules prescribed by the SEC and the NYSE and determined that no conflict of interest existed that would prevent Semler Brossy from serving as an independent consultant to the Compensation Committee.

Peer Group

        Following the Spin-Off, the Compensation Committee approved a peer group of companies that it uses to help assess our pay levels and practices. The Compensation Committee sets targets for each element of compensation by considering the levels at which those same elements of compensation are paid to those holding similar jobs within our peer group.

        Our peer group that informed 2017 compensation decisions consists of companies that generally meet some or all of the following criteria:

  •
  REITs in one of the three segments listed below, which are common industry segments targeted by other healthcare REITs in their peer groups:

  •
  REITs that primarily invest in healthcare assets;

  •
  Triple-net lease REITs that enter into long-term leases with operators; or

  •
  Hospitality REITs.

  •
  Relevant direct operators of skilled nursing facilities and assisted living facilities; and

  •
  Companies that we compete with for business, investment capital and executive talent.

        The Compensation Committee, with input from Semler Brossy and management, reviews the peer group annually and, if appropriate, updates the companies within the peer group. The following peer group was approved to inform 2017 compensation decisions (arranged broadly by company profile):

Healthcare	Triple-Net REITs	Hospitality REITs
Omega Healthcare Investors, Inc.	Realty Income Corp.	Host Hotels & Resorts, Inc.
Medical Properties Trust, Inc.	Spirit Realty Capital, Inc.	LaSalle Hotel Properties
Healthcare Trust of America, Inc.	National Retail Properties, Inc.	RLJ Lodging Trust
Care Capital Properties, Inc.	EPR Properties	Sunstone Hotel Investors, Inc.
Brookdale Senior Living, Inc.	Lexington Realty Trust
Select Medical Holdings Corp.

Elements of Compensation

        The primary elements of the compensation that is awarded to our NEOs, and their link to our business and compensation philosophy are discussed below:

Element	Objectives	Form
Base Salary	Sole fixed source of cash compensation; compensates for the day-to-day responsibilities of the position. Salary levels are generally intended to recognize experience, skill and historical performance.	Annual cash compensation, not variable
Annual Incentive Awards

Provides variable compensation opportunity for performance. Rewards on the basis of actual results with the potential for adjustment by the Compensation Committee for strategic and individual objectives.

Variable, at-risk annual cash compensation
Long-Term Equity Incentives

Provides variable compensation opportunity for performance. Rewards on the basis of achievement of actual results with the potential for downward adjustment by the Compensation Committee for strategic and individual objectives, vests over three annual periods, and assists in executive retention.

Variable, at-risk long-term equity compensation

        Mr. Ordan, our CEO, entered into an employment agreement on August 3, 2016, as amended on October 3, 2016, prior to the Spin-Off, which was subsequently amended effective December 2, 2016, following the completion of the Spin-Off. The terms of Mr. Ordan's initial employment agreement, which specify his annual base salary, annual target bonus, and the value of his initial equity awards and ongoing annual equity awards, were not determined by our Compensation Committee. Additionally, Messrs. Neeb and Richards entered into employment agreements following the completion of the Spin-Off. The terms and conditions of their employment agreements were determined by the Compensation Committee. See "Executive Compensation—Employment and Severance and Change in Control Arrangements—Employment Agreements with Our NEOs and Equity Awards" for details regarding the terms of their employment agreements.

        The base salary, annual incentive targets, and long-term equity award grant values for each of our NEOs were established in accordance with the terms of their respective employment agreements. Our Compensation Committee did not make any changes to the target opportunities defined in these employment agreements for 2017.

Annual Base Salary

        The NEOs' base salaries are reviewed annually by the Compensation Committee. There were no increases in our NEOs' annualized base salary levels for 2017 from those in effect for 2016, as shown below.

Executive	2016 Base Salary	2017 Base Salary
Mark S. Ordan	$800,000	$800,000
Greg Neeb	$575,000	$575,000
C. Marc Richards	$400,000	$400,000

Annual Incentive Awards

        The NEOs' target annual incentive opportunities are reviewed annually by the Compensation Committee. There were no increases in our NEOs' target annual incentive opportunities for 2017 from the minimum levels provided in their employment agreements. Messrs. Ordan, Neeb, and Richards were eligible to receive a target annual cash performance bonus equal to 250%, 200%, and 150% of their respective annual base salaries for 2017.

        In light of the performance of our company and each of Messrs. Ordan, Neeb, and Richards, as detailed under "—Implications for our 2017 Incentive Compensation Framework" above, the Compensation Committee determined that the annual performance bonuses for 2017 were earned at 100% of the target opportunity.

Executive	2017 Target Bonus	2017 Actual Bonus	Actual as % of Target Bonus
Mark S. Ordan	$2,000,000	$2,000,000	100%
Greg Neeb	$1,150,000	$1,150,000	100%
C. Marc Richards	$600,000	$600,000	100%

        As discussed above, this target incentive was also the maximum available for 2017 given the necessarily discretionary nature of the performance assessment for 2017. The Compensation Committee determined that the minimum performance hurdle for 2017 of $300 million in cash generated from our primary tenant, after reflecting adjustments for the negotiated restructuring of rent payments with HCRMC and related changes to the measurement of our debt covenant compliance during the year, was achieved. The Compensation Committee further determined that management had effectively managed the negotiations with HCRMC during 2017, which ultimately resulted in the entry into the Plan Sponsor Agreement on March 2, 2018 and HCRMC's filing for protection under chapter 11 of the Bankruptcy Code on March 4, 2018, and that each of our NEOs had contributed fully to this outcome, resulting in no downward adjustments based on individual performance.

100% Performance-Based Long-Term Equity Incentives

        Under their respective employment agreements, beginning in 2017, Messrs. Ordan, Neeb, and Richards were eligible to receive annual equity award grants that have an aggregate target value equal to 250%, 200%, and 150% of their respective annual base salaries, subject to company performance. These awards were granted on March 8, 2017 entirely in the form of performance-based restricted stock that vests in equal annual installments on each of the first three anniversaries of the grant date, subject to the performance framework detailed above under "—Implications for Our 2017 Incentive Compensation Program Framework" and "—Annual Incentive Awards." Awards earned based on performance, if any, remain subject to service-based vesting, with one-third eligible to vest on each of the first three anniversaries of the grant date.

        Based upon the Compensation Committee's assessment of our performance in 2017 and the performance of each of Messrs. Ordan, Neeb, and Richards, as detailed above, the Compensation Committee determined that the long-term incentive stock awards granted in 2017 would be earned at 100% of target.

Executive	2017 Target Long-Term Incentive (#)	2017 Actual Long-Term Incentive Earned (#)*	Percentage of 2017 Performance Period Target Equity Earned*
Mark S. Ordan	107,642	107,642	100%
Greg Neeb	61,894	61,894	100%
C. Marc Richards	32,292	32,292	100%

*
The earned 2017 long-term incentive stock awards remain subject to service-based vesting conditions that generally require continued employment through each annual vesting date.

Benefits

        We provide our NEOs with certain benefits that are generally available to all employees. We believe these benefits are reasonable and in line with the prevailing competitive market, including medical, dental, disability, and retirement benefits.

Executive Compensation Practices and Programs

        Our executive compensation programs and practices are all designed, and include features, to create long-term value for our stockholders and to prevent employees from excessive or inappropriate risk-taking.

Analysis of Risk

        Our Compensation Committee, with assistance from management and the Compensation Committee's compensation consultant, has assessed our compensation programs and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company.

Company Stock Ownership Guidelines

        To further align the financial interests of our directors and executive officers with stockholders, our company has introduced stringent stock ownership requirements. The requirements below assure that the compensation for our executive officers aligns with the performance of our company and its shareholder value. The following table provides the ownership requirements for our NEOs:

Position	Requirement
CEO	6x Base Salary
Other NEOs	3x Base Salary

        Executives are expected to meet their ownership requirements within five years of becoming subject to the guideline. To ensure progress against these requirements and to ensure maintenance of these ownership levels over time, our NEOs are required to retain 70% of shares of our common stock acquired upon the exercise of stock options granted, that vest in connection with restricted stock awards or that are received upon vesting of restricted stock units, in each case net of income taxes due, until the ownership guidelines are achieved.

Clawback Policy

        The Board, upon a recommendation from the Compensation Committee, adopted a clawback policy providing for the recoupment of officer compensation in the event our company is required to prepare a financial restatement due to the material non-compliance of our company with any financial reporting requirement. In such an event, the Compensation Committee may require any of our officers subject to the reporting requirements of Section 16 of the Exchange Act to repay or forfeit to us that part of his or her incentive compensation earned or received by the officer during the three-year period preceding the publication of the restated financial statements that was not earned as indicated by the restated financial statements. The clawback policy applies to all incentive plans (cash and equity), gains made on option exercises or stock sales, awards received, monies earned, and grants made in the current fiscal year and the previous three fiscal years.

        All demands for repayment are subject to the Compensation Committee's discretion. For an NEO to be subject to clawback, he or she must have engaged in intentional or grossly negligent misconduct that contributed to the need for a restatement of our public consolidated financial statements. We intend to revisit this policy based on how any pending SEC regulations are finalized.

Hedging and Pledging Policy

        Our NEOs may not directly or indirectly engage in capital transactions intended to hedge or offset the market value of our stock owned by them, nor may they pledge our stock owned by them as collateral for any loan.

Employment Agreements

        We entered into an employment agreement with each of our NEOs. These agreements provide for a minimum base salary, an initial target annual incentive bonus opportunity, and long-term equity incentive awards. See "Executive Compensation—Employment and Severance and Change in Control Arrangements—Employment Agreements with Our NEOs and Equity Awards" for additional information about the employment agreements.

        We believe that having employment agreements with our executives provides retention value, subjects the executives to key restrictive covenants, and provides us with an advantage in attracting and retaining key talent.

        Mr. Ordan, our CEO, entered into an employment agreement on August 3, 2016, as amended on October 3, 2016, prior to the Spin-Off, which was subsequently amended effective December 2, 2016, following the completion of the Spin-Off. The terms of Mr. Ordan's initial employment agreement, which specify his annual base salary, annual target bonus, and the value of his initial equity awards and ongoing annual equity awards, were not determined by our Compensation Committee.

        Messrs. Neeb and Richards entered into employment agreements following the completion of the Spin-Off. The terms and conditions of their employment agreements were determined by the Compensation Committee.

Deductibility of Executive Compensation

        The Compensation Committee's policy is to consider the tax treatment of compensation paid to our executive officers while simultaneously seeking to provide our executives with appropriate rewards for their performance.

        Section 162(m) of the Code generally limits the deductibility of compensation of more than $1 million paid in any year to any covered employee. Although certain qualifying performance-based compensation was previously exempt from this deduction limit, the recently-enacted Tax Cuts and Jobs Act made certain changes to Section 162(m) of the Code, pursuant to which performance-based compensation is no longer exempt effective for tax years beginning after January 1, 2017 subject to certain grandfathering rules.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors of Quality Care Properties, Inc., a Maryland corporation (the "Company"), has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Securities and Exchange Commission with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

Paul J. Klaassen (Chair) Jerry L. Doctrow Donald C. Wood

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth (in accordance with the reporting requirements of the SEC) the compensation of each of our NEOs for the years for which they were NEOs. Prior to the Spin-Off, none of our NEOs was employed or otherwise engaged by us or received compensation from us.

Name and principal position(s)	Year	Salary ($)(1)	Bonus ($)(2)	Stock awards ($)(3)	Option awards ($)(4)	Non-equity incentive plan($)(5)	All other compensation ($)		Total ($)
Mark S. Ordan	2017	800,000	—	2,000,000	—	2,000,000	10,278	(6)	4,810,278
Chairman and CEO	2016	136,410	3,333,333	3,000,000	6,491,420	—	1,290,000	(7)	14,251,163
Greg Neeb	2017	575,000	—	1,150,000	—	1,150,000	11,612	(6)	2,886,612
President and Chief	2016	98,748	2,191,667	2,000,000	4,543,994	—	454,067	(7)	9,288,476
Investment Officer
C. Marc Richards	2017	400,000	—	600,000	—	600,000	7,695	(6)	1,607,695
Chief Financial Officer	2016	68,695	1,100,000	1,000,000	2,796,568	—	219,000	(7)	5,184,263
and Treasurer

(1)
Represents annual base salaries earned by each of Messrs. Ordan, Neeb, and Richards for 2017 and pro-rated for the period from October 31, 2016 through December 31, 2016.

(2)
2016 bonuses represent one-time, Spin-Off completion bonuses paid to Messrs. Ordan, Neeb, and Richards of $3.0 million, $2.0 million, and $1.0 million, respectively, and pro-rated annual performance bonuses earned by each of them for 2016 of $333,333, $191,667, and $100,000, respectively.

(3)
Represents the total grant date fair value for financial statement purposes of performance-based restricted stock awards granted to the NEOs during 2017 and of restricted stock unit awards granted to the NEOs during 2016 determined in accordance with FASB ASC Topic 718. For a description of the assumptions used in computing the aggregate grant date fair values of these awards, refer to Notes 2 and 9 to our Combined Consolidated Financial Statements included in our Annual Report. The aggregate grant date fair values included in this column reflect our accounting expense for these awards and do not correspond to the actual values, if any, that will be realized by the NEOs.

(4)
Represents the total grant date fair value for financial statement purposes of stock option awards granted to the NEOs during 2016 determined in accordance with FASB ASC Topic 718. For a description of the assumptions used in computing the aggregate grant date fair values of these awards, refer to Notes 2 and 9 to our Combined Consolidated Financial Statements included in our Annual Report. The aggregate grant date fair values included in this column reflect our accounting expense for these awards and do not correspond to the actual values, if any, that will be realized by the NEOs.

  For awards that are subject to one or more performance conditions, the grant date fair value is based on the probable outcome of achievement of the performance conditions as of the date of grant. For the market condition-based stock option awards that we granted in December 2016, the grant date fair value, which is based on the probable outcome of the achievement of the market condition-based performance condition and is included in this column, is as follows: Mr. Ordan—$2,387,340; Mr. Neeb—$1,671,138; and Mr. Richards—$954,936. In accordance with SEC rules, we also are required to disclose the grant date fair value for awards with performance conditions assuming maximum performance, if different than the grant date fair value based on the probable outcome of achievement of the performance condition. The grant date fair value for these stock option awards, assuming maximum performance, is as follows: Mr. Ordan—$14,748,880; Mr. Neeb—$10,324,216; and Mr. Richards—$5,899,552.

(5)
Represents the annual performance bonuses earned by the NEOs for 2017 performance.

(6)
Includes $812 in premiums under our life insurance and disability insurance plans and $9,466 in matching contributions under our 401(k) plan for Mr. Ordan; $812 in premiums under our life insurance and disability insurance plans and $10,800 in matching contributions under our 401(k) plan for Mr. Neeb; and $812 in premiums under our life insurance and disability insurance plans and $6,883 in matching contributions under our 401(k) plan for Mr. Richards.

(7)
Includes consulting fees paid by HCP to Messrs. Ordan, Neeb, and Richards of $1,250,000, $454,067, and $219,000, respectively, for services provided by them prior to the Spin-Off. Also includes $40,000 of legal fees incurred by Mr. Ordan in 2016 in connection with the negotiation of his employment agreement and ancillary agreements that we agreed to pay pursuant to the terms of his employment agreement.

Grants of Plan-Based Awards in 2017

        The following table lists all grants of plan-based awards to the NEOs made in 2017 and their grant date fair value.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark S. Ordan	3/8/17	—	2,000,000	—	—	107,642	—	—	2,000,000
Greg Neeb	3/8/17	—	1,150,000	—	—	61,894	—	—	1,150,000
C. Marc Richards	3/8/17	—	600,000	—	—	32,292	—	—	600,000

(1)
Amounts reflect the target annual cash incentive opportunities awarded for 2017 performance under our 2017 Incentive Compensation Framework. Awards do not have threshold or maximum performance levels.

(2)
Amounts reflect awards granted under our 2016 Performance Incentive Plan. Awards do not have threshold or maximum performance levels. For more information on the plan-based awards granted in 2017, including the applicable performance conditions, please see "—Compensation Discussion and Analysis—Elements of Compensation—100% Performance-Based Long-Term Equity Incentives."

(3)
Amounts shown represent the grant date fair value for financial statement purposes of performance-based restricted stock awards granted to the NEOs during 2017 determined in accordance with FASB ASC Topic 718. For a description of the assumptions used in computing the aggregate grant date fair values of these awards, refer to Notes 2 and 9 to our Combined Consolidated Financial Statements included in our Annual Report.

Outstanding Equity Awards at 2017 Fiscal Year End

        The following table sets forth the outstanding equity awards for each NEO as of December 31, 2017.

		Option Awards						Stock Awards
Name	Type of award	Number of securities underlying unexercised options unexercisable (#)		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(6)
Mark S. Ordan	Initial Options	800,000	(1)	—		$15.73	12/15/2023	—		—
	Market Condition—Based Initial Options	—		800,000	(2)	$15.73	12/15/2023	—		—
	Adjustment Options	594,694	(3)	—		$15.73	12/15/2023	—		—
	Initial RSUs	—		—		—	—	203,804	(4)	2,814,533
	Performance-Based Stock Awards	—		—		—	—	107,642	(5)	1,486,536
Greg Neeb	Initial Options	560,000	(1)	—		$15.73	12/15/2023	—		—
	Market Condition—Based Initial Options	—		560,000	(2)	$15.73	12/15/2023	—		—
	Adjustment Options	416,286	(3)	—		$15.73	12/15/2023	—		—
	Initial RSUs	—		—		—	—	135,869	(4)	1,876,351
	Performance-Based Stock Awards	—		—		—	—	61,894	(5)	854,756
C. Marc Richards	Initial Options	320,000	(1)	—		$15.73	12/15/2023	—		—
	Market Condition—Based Initial Options	—		320,000	(2)	$15.73	12/15/2023	—		—
	Adjustment Options	305,842	(3)			$15.73	12/15/2023	—		—
	Initial RSUs	—		—		—	—	67,934	(4)	938,169
	Performance-Based Stock Awards	—		—		—	—	32,292	(5)	445,953

(1)
These options, which represent one-half of the Initial Options, vested in full on the December 15, 2016 grant date but will not become exercisable until the third anniversary of the grant date.

(2)
These options, which represent one-half of the Initial Options, will vest in equal installments on the date that the volume-weighted average price of our common stock over a 40 consecutive trading day period exceeds the per share exercise price of the options by 25%, 50%, 75% and 100%, respectively, subject to the NEO's continued employment through that date. Once vested, these options will become exercisable on the third anniversary of the December 15, 2016 grant date.

(3)
These Adjustment Options will vest in full and become exercisable on the third anniversary of the December 15, 2016 grant date, subject to the NEO's continued employment through that date.

(4)
These Initial RSUs will vest in full on the third anniversary of the November 29, 2016 grant date, subject to the NEO's continued employment through that date.

(5)
These performance-based stock awards, under which the performance goals were achieved as of December 31, 2017, vest in equal installments on the first, second and third anniversaries of the March 8, 2017 grant date, subject to the NEO's continued employment through that date. As of March 16, 2018, 71,761, 41,263 and 21,528 of these shares remained subject to vesting with respect to Messrs. Ordan, Neeb, and Richards, respectively, and will vest in equal installments on March 8, 2019 and on March 8, 2020.

(6)
Calculated based on the closing price per share of our common stock on December 29, 2017 of $13.81 as reported by the NYSE.

Option Exercises and Stock Vested in 2017

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Stock Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark S. Ordan	—	—	—	—
Greg Neeb	—	—	—	—
C. Marc Richards	—	—	—	—

Employee Retirement and Deferred Compensation Plans

        Our company does not maintain a retirement plan other than a 401(k) plan and does not sponsor any non-qualified plans that permit NEOs to defer compensation.

Employment and Severance and Change in Control Arrangements

Employment Agreements with Our NEOs and Equity Awards

        On August 3, 2016, we entered into an employment agreement with Mark S. Ordan, which was subsequently amended effective October 3, 2016, pursuant to which Mr. Ordan serves as our Chief Executive Officer. On December 2, 2016, we entered into a letter agreement with Mr. Ordan memorializing actions under, and further changes to, his employment agreement. On December 2, 2016, we entered into employment agreements with Greg Neeb, our President and Chief Investment Officer, and with C. Marc Richards, our Chief Financial Officer.

        Term.    The employment agreements became effective as of October 31, 2016 upon the completion of the Spin-Off, and will expire on October 31, 2020 or an earlier termination of the NEO's employment.

        Annual Compensation.    Under their respective employment agreements, Mr. Ordan receives an initial annual base salary of $800,000 and is eligible to receive a target annual cash performance bonus equal to 250% of his base salary; Mr. Neeb receives an initial annual base salary of $575,000 and is eligible to receive a target annual cash performance bonus equal to 200% of his base salary; and Mr. Richards receives an initial annual base salary of $400,000 and is eligible to receive a target annual cash performance bonus equal to 150% of his base salary. The NEOs' base salaries are reviewed annually by the Compensation Committee and may be increased at its discretion (but not decreased). Under their respective employment agreements, beginning in 2017, Messrs. Ordan, Neeb, and Richards are eligible to receive annual equity award grants that have a target value equal to 250%, 200%, and 150% of their respective annual base salaries and are subject to time-based and performance-based vesting criteria determined by the Compensation Committee.

        Completion Bonus and Related Clawback.    Mr. Ordan's employment agreement authorized the Compensation Committee to determine the amount of Mr. Ordan's spin-related completion bonus. In Mr. Ordan's letter agreement, the Compensation Committee set the amount of the completion bonus at $3,000,000, which is a level that had been previously contemplated under his original employment agreement. The Compensation Committee added a clawback of Mr. Ordan's completion bonus (based on the number of full months worked) if Mr. Ordan terminates his employment with us other than for "good reason" (as described under "—Additional Narrative Disclosure—Definition of Good Reason" below) or we terminate Mr. Ordan's employment for "cause" (as described under "—Additional Narrative Disclosure—Definition of Cause" below) during the three-year period following the completion of the Spin-Off. Under their respective employment agreements, Mr. Neeb received a completion bonus of $2,000,000 and Mr. Richards received a completion bonus of $1,000,000. These completion bonuses are subject to clawback on the same basis as Mr. Ordan's completion bonus.

        Initial RSUs and Initial Options and Related Clawback.    The original employment agreement with Mr. Ordan provided that on or promptly following the completion of the Spin-Off, Mr. Ordan would receive a one-time equity award grant of restricted stock units ("Initial RSUs") relating to 1,000,000 shares of our common stock and initial non-qualified stock options ("Initial Options") to purchase 8,000,000 shares of our common stock, subject to adjustment if the number of fully diluted shares of our common stock upon the completion of the Spin-Off was different from what was then expected. The per-share exercise price of the Initial Options was to be determined by a pricing committee comprised of two directors of HCP and one of our directors based on the volume-weighted average price of a share of our common stock over a 45-60 day period following the Spin-Off, trading in comparable companies, the net asset value for our assets and other risks and factors relating to us, but in no event may the per share exercise price be less than the fair value of a share of our common stock on the grant date.

        As reflected in his letter agreement, on November 29, 2016 the Compensation Committee granted Mr. Ordan Initial RSUs with a grant date fair value of $3,000,000. As reflected in their respective employment agreements, on November 29, 2016, the Compensation Committee granted Mr. Neeb and Mr. Richards Initial RSUs with grant date fair values of $2,000,000 and $1,000,000, respectively. If any cash dividends are paid by us while the Initial RSUs are outstanding, the number of shares subject to the Initial RSUs will be increased to reflect the amount of the dividend and such additional restricted stock units will be subject to the same terms and conditions as the Initial RSUs. The number, vesting, exercisability and other terms of the Initial RSUs are described in the Outstanding Equity Awards at 2017 Fiscal Year End table and related footnotes above and under "—Treatment of Equity Awards on a Termination of Employment or a Change in Control" below.

        Pursuant to Mr. Ordan's letter agreement, Mr. Ordan was granted Initial Options for 1,600,000 shares of our common stock instead of for 8,000,000 shares as provided in his original employment agreement. The letter agreement further provided that the pricing committee would consist of three independent members of our Board and would no longer consist of any HCP directors. Pursuant to their respective employment agreements, Mr. Neeb was granted Initial Options for 1,120,000 shares of our common stock and Mr. Richards was granted Initial Options for 640,000 shares of our common stock. One-half of the Initial Options were vested on the date of grant and one-half of the Initial Options will vest only upon the achievement of specified percentage increases in our common stock price above the option exercise price (the "Market Condition-Based Initial Options"). The per share exercise price, vesting, exercisability and other terms of the Initial Options granted by our Compensation Committee on December 15, 2016 to our NEOs, including the stock price increase criteria applicable to the Market Condition-Based Initial Options, are described in the Outstanding Equity Awards at 2017 Fiscal Year End table and related footnotes above and under "—Treatment of Equity Awards on a Termination of Employment or a Change in Control" below.

        As described in the Outstanding Equity Awards at 2017 Fiscal Year End table and related footnotes above, the Initial Options do not become exercisable until the third anniversary of the grant date. If the NEO's employment terminates during the first two years following the grant date, we may claw back the Initial Options (unless on or before termination they have become exercisable as a result of a change in control (as described under "—Definition of Change in Control" below) of us).

        Adjustment Options.    In light of the limits placed on Mr. Ordan's Initial RSUs, Mr. Ordan was granted additional non-qualified stock options ("Adjustment Options") by the Compensation Committee on December 15, 2016 with a grant date fair value of approximately $1,750,000 pursuant to the terms of his letter agreement with us. Under their respective employment agreements, Mr. Neeb and Mr. Richards were granted Adjustment Options by the Compensation Committee on December 15, 2016 with a grant date fair value of approximately $1,225,000 and $900,000, respectively. The number, per share exercise price and other terms of the Adjustment Options granted to our NEOs are described in the Outstanding Equity Awards at 2017 Fiscal Year End table and footnotes above and under "—Treatment of Equity Awards on a Termination of Employment or a Change in Control" below.

        Severance Payments.    The employment agreements with our NEOs provide that if the NEO's employment with us terminates prior to the fourth anniversary of the completion of the Spin-Off as a result of either a termination by us without "cause" (as described below) or by the NEO for "good reason" (as described below) and the NEO executes a general release of claims in favor of us, he will receive salary continuation in an amount equal, in the case of Mr. Ordan, to two times the sum of his annual base salary and target annual cash bonus paid in equal installments in accordance with our payroll practice over a 24-month period and, in the case of Messrs. Neeb and Richards, to one times the sum of his annual base salary and target annual cash bonus paid in equal installments in accordance with our payroll practice over a 12-month period.

        However, if such a termination occurs upon or within two years following a "change in control" (as described below), Mr. Ordan will instead receive a lump sum cash payment equal to three times the sum of his annual base salary and target annual cash bonus and Messrs. Neeb and Richards will instead receive a lump sum cash payment equal to two times the sum of their annual base salary and target annual cash bonus.

        In the event of any potential exposure to excise taxes under Section 280G or 4999 of the Internal Revenue Code of 1986, as amended, the employment agreements provide that such payments and benefits either will be paid in full or reduced to a level such that the excise taxes are not imposed, whichever provides a better after-tax result for the NEO.

        Treatment of Equity Awards on a Termination of Employment or a Change in Control.    The Initial RSUs and the Adjustment Options cliff-vest in full on the third anniversary of the applicable grant date subject to the NEO's continued employment and the performance-based restricted stock awards granted in 2017 vest in equal installments on the first three anniversaries of the grant date, provided that if the NEO's employment is terminated by us without cause or if he resigns his employment for good reason, in each case, on or within two years after a "change in control" (as described below) of us, the Initial RSUs, Adjustment Options and performance-based restricted stock awards will vest in full as of such termination date.

        Upon the occurrence of a change in control, (a) any of the Initial Options that vested in full on the grant date but that are then outstanding and unexercisable will become exercisable, and (b) any of the remaining Initial Options that are then outstanding and unvested will vest and become exercisable to the extent that the per share transaction price exceeds the $15.73 per share exercise price by 25%, 50%, 75% and 100%, respectively, and any such options that do not become so vested will be cancelled.

        Restrictive Covenants.    The employment agreements provide that, during the period of employment with us and continuing for two years following the termination of employment with us for any reason, the NEO will not compete with us or solicit our employees, consultants, other service providers, clients or customers. The employment agreements also contain standard perpetual provisions relating to confidentiality and cooperation with litigation and financial audits.

        Definition of Cause.    For purposes of the employment agreements and the equity awards, "cause" means, in summary, the NEO's:

  •
  willful and continued failure to perform his duties or comply with material company policies;

  •
  willful commission of fraud or dishonesty or willful engagement in illegal conduct or gross misconduct that results in injury to us;

  •
  violation of the non-competition, non-solicitation or other restrictive covenants contained in the employment agreement; or

  •
  indictment for, conviction of, or plea of guilty or no contest to any felony.

        Definition of Good Reason.    For purposes of the employment agreements and the equity awards, "good reason" means, in summary:

  •
  our failure to pay the NEO's base salary when due;

  •
  the relocation of the NEO's principal employment location more than 30 miles outside of Bethesda, Maryland;

  •
  a material diminution in the NEO's duties, responsibilities or authorities;

  •
  our material breach of the employment agreement; or

  •
  our failure to obtain assumption of the employment agreement by a successor to our business or assets.

        Definition of Change in Control.    For purposes of the employment agreements and the equity awards, a "change in control" means, in summary:

  •
  any person acquires 25% or more of our outstanding common stock or combined voting power;

  •
  certain unapproved changes in a majority of our board of directors;

  •
  our stockholders prior to certain transactions cease to own more than 66 2/3% of the voting securities of us (or a successor or a parent) following the transaction;

  •
  a sale or other disposition of substantially all of our assets; or

  •
  our dissolution or liquidation.

Potential Payments Upon Termination

        The following tables set forth the compensation and benefits that would have been provided to each of our NEOs if he had been terminated on December 29, 2017 under the circumstances indicated. The actual amounts that would be payable in these circumstances can only be determined at the time of the NEO's separation, would include payments or benefits already earned or vested and may ultimately differ from the amounts set forth in the tables below.

Mark S. Ordan

Payments on Termination	Voluntary Resignation or Involuntary Termination for Cause ($)	Involuntary Termination without Cause/ Good Reason Resignation ($)		Involuntary Termination without Cause/Good Reason Resignation Following a Change in Control ($)		Death ($)	Disability ($)
Severance	—	5,600,000	(1)	8,400,000	(2)	—	—
Unvested Options(3)	—	—		—		—	—
Unvested Stock Awards(4)	—	—		4,301,069		—	—

Total	—	5,600,000		12,701,069		—	—

Greg Neeb

Payments on Termination	Voluntary Resignation or Involuntary Termination for Cause ($)	Involuntary Termination without Cause/ Good Reason Resignation ($)		Involuntary Termination without Cause/Good Reason Resignation Following a Change in Control ($)		Death ($)	Disability ($)
Severance	—	1,725,000	(1)	3,450,000	(2)	—	—
Unvested Options(3)	—	—		—		—	—
Unvested Stock Awards(4)	—	—		2,731,107		—	—

Total	—	1,725,000		6,181,107		—	—

C. Marc Richards

Payments on Termination	Voluntary Resignation or Involuntary Termination for Cause ($)	Involuntary Termination without Cause/ Good Reason Resignation ($)		Involuntary Termination without Cause/Good Reason Resignation Following a Change in Control ($)		Death ($)	Disability ($)
Severance	—	1,000,000	(1)	2,000,000	(2)	—	—
Unvested Options(3)	—	—		—		—	—
Unvested Stock Awards(4)	—	—		1,384,121		—	—

Total	—	1,000,000		3,384,121		—	—

(1)
Represents the cash severance to which the NEO is entitled if his employment is terminated without cause by us or for good reason by the NEO. Mr. Ordan is entitled to two times the sum of his base salary and target annual cash bonus. Messrs. Neeb and Richards are each entitled to one times the sum of his annual base salary and target annual cash bonus. In each case, and subject to a general release of claims, cash severance is payable in equal installments in accordance with existing company payroll practices over the course of 24 months for Mr. Ordan and 12 months for Messrs. Neeb and Richards.

(2)
Represents the amounts to which the NEO is entitled if his employment is terminated without cause by us or for good reason by the NEO within two years after a change in control. Mr. Ordan is entitled to three times the sum of his base salary and target annual cash bonus. Messrs. Neeb and Richards are each entitled to two times the sum of his annual base salary and target annual cash bonus paid. In each case, and subject to a general release of claims, the NEOs will receive a lump sum cash payment within 45 days following the date of termination.

(3)
The market condition-based initial options vest on a change in control (regardless of whether the NEO's employment terminates) if the per share transaction price achieves the applicable vesting conditions. Based on the closing price per share of our common stock on December 29, 2017 of $13.81 as reported by the NYSE, the market condition-based initial options would not have achieved the applicable vesting conditions and the options had an exercise price that exceeded the closing price per share of our common stock as of that date.

(4)
NEOs are entitled to accelerated vesting of all outstanding restricted stock units and performance-based restricted stock awards if their employment is terminated without cause by us or they resign for good reason within two years after a change in control. Amounts calculated are based on the closing price per share of our common stock on December 29, 2017 of $13.81 as reported by the NYSE.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Procedures for Approval of Related Person Transactions

        Under our written Related Person Transactions Policy, adopted effective October 31, 2016, as amended, related person transactions that are identified as such by management prior to consummation will be considered by the Audit Committee. If a member of our management becomes aware of a related party transaction that has not been previously approved or previously ratified under this Policy, such person will promptly notify the Audit Committee, and the Audit Committee will consider whether the related person transaction should be approved, ratified or rescinded, including whether any other action should be taken.

        For purposes of our Related Person Transactions Policy, "related person transactions" are generally defined consistent with applicable SEC rules as any transaction, arrangement or relationship (or any series of transactions, arrangements or relationships) in which we are a participant, the amount involved exceeds $120,000 and any of our directors, director nominees, executive officers, greater than 5% stockholders or any of their respective immediate family members has a direct or indirect material interest.

        In determining whether to approve or reject a related person transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, as well as the extent of the related person's economic interest in the transaction. The Audit Committee may approve only those related person transactions that are in, or are not inconsistent with, the best interests of our company and our stockholders, as the Audit Committee determines in good faith.

        The transactions described below between HCP and us were not approved by the Audit Committee under our Related Person Transactions Policy because such transactions were approved by our pre-spin Board before the effectiveness of such policy.

Transactions Between HCP and Us

        Immediately prior to the Spin-Off, we were a wholly owned subsidiary of HCP. On October 31, 2016, the Spin-Off was effected through a pro rata distribution of substantially all of our outstanding common stock to HCP's stockholders, who received one share of our common stock for every five shares of HCP common stock held as of the record date of October 24, 2016.

Separation and Distribution Agreement

        On October 31, 2016, we entered into a Separation and Distribution Agreement (the "Separation and Distribution Agreement") with HCP, which governs the rights and obligations of the parties regarding the Spin-Off.

        Transfer of Assets and Assumption of Liabilities.    The Separation and Distribution Agreement divided and allocated the assets and liabilities of HCP prior to the Spin-Off between HCP and us. In addition, certain of our subsidiaries also transferred to HCP approximately $1.7 billion in cash from the sale of $750 million aggregate principal amount of our 8.125% Senior Secured Lien Notes due 2023 issued by certain of our subsidiaries and from $1.0 billion of borrowings under our senior secured credit facility.

        Access to Information.    The Separation and Distribution Agreement provides that the parties will exchange, for seven years, certain information required to comply with requirements imposed on the requesting party by a government authority for use in any proceeding or to satisfy audit, accounting, claims defense, regulatory filings, litigation or similar requirements, for use in compensation, benefit or welfare plan administration or other bona fide business purposes, or to comply with its obligations under the Separation and Distribution Agreement or any ancillary agreement. We and HCP further agreed that the person requesting the information will reimburse the providing person for the reasonable expenses, if any, of gathering and copying the information. In addition, the parties will use commercially reasonable efforts to make available to each other directors, officers, other employees and agents as witnesses in any legal, administrative or other proceeding in which the other party may become involved to the extent reasonably required.

        Releases, Allocation of Liabilities and Indemnification.    The Separation and Distribution Agreement provides for a full and complete release and discharge of all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed at or before the separation, between HCP and us, except as expressly set forth in the Separation and Distribution Agreement.

        The Separation and Distribution Agreement provides that (i) we will indemnify HCP and its affiliates and each of their respective current and former directors, officers, employees and agents against any and all losses relating to (a) liabilities arising out of our business and operations, whether arising before, at or after the separation, (b) any breach by us of any provision of the Separation and Distribution Agreement or any ancillary agreement, and (c) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to information contained in our Form 10 Registration Statement, our Information Statement, dated October 14, 2016, and any amendments thereto (the "Information Statement"), relating to the Spin-Off, or the offering memorandum used in connection with the senior secured notes that we issued or otherwise incurred in connection with the Spin-Off (the "Offering Memorandum") (other than information that relates solely to HCP's business), and (ii) that HCP will indemnify us and our affiliates and each of its respective current and former directors, officers, employees and agents against any and all losses relating to (a) liabilities of HCP as of the separation (other than liabilities arising out of our business and operations, whether arising before, at or after the separation), (b) any breach by HCP of any provision of the Separation and Distribution Agreement or any ancillary agreement, and (c) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to information contained in the Registration Statement, the Information Statement or the Offering Memorandum, but only if such information relates solely to HCP's business.

        The Separation and Distribution Agreement also establishes dispute resolution procedures with respect to claims subject to indemnification and related matters.

Transition Services Agreement

        On October 31, 2016, we and HCP entered into a Transition Services Agreement. Pursuant to the Transition Services Agreement, HCP agreed to provide us with certain administrative and support services on a transitional basis expiring on the earlier of October 31, 2017 or completion of all services to be provided by HCP under the agreement, unless extended or earlier terminated. As of October 31, 2017, we completed the transition of these services to QCP's operating platform, and the Transition Services Agreement expired in accordance with its terms. The Transition Services Agreement also contains provisions under which HCP, subject to certain limitations, generally agrees to indemnify us for losses incurred by us resulting from HCP's breach of the Transition Services Agreement. Fees paid by us to HCP for transition services provided by HCP to us during 2017 totaled approximately $1.1 million.

Senior Unsecured Credit Agreement

        On October 31, 2016, we and certain of our subsidiaries entered into a senior unsecured revolving credit and guaranty agreement with HCP, as lender thereunder, providing for an unsecured revolving credit facility in an aggregate principal amount of up to $100 million, maturing on October 31, 2018, on which we could only draw prior to October 31, 2017. Commitments under the unsecured revolving credit facility automatically and permanently decrease each calendar month by an amount equal to 50% of our and our restricted subsidiaries' retained cash flow for the prior calendar month. Under the terms of the facility, the availability was reduced to zero as of June 30, 2017. During 2017, there were no amounts outstanding under the unsecured revolving credit facility with HCP.

DIRECTOR COMPENSATION

        The following table sets forth the compensation each of our non-employee directors earned for 2017. Mr. Ordan, who serves as our Chairman and CEO, is not paid director fees.

Name	Fees Earned or Paid in Cash ($)(1)	Stock awards ($)(2)	Option awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All other compensation ($)	Total ($)
Glenn G. Cohen	100,000	100,000	—	—	—	200,000
Jerry L. Doctrow	100,000	100,000	—	—	—	200,000
Paul J. Klaassen	120,000	100,000	—	—	—	220,000
Philip R. Schimmel	120,000	100,000	—	—	—	220,000
Kathleen Smalley	100,000	100,000	—	—	—	200,000
Donald C. Wood	100,000	100,000	—	—	—	200,000

(1)
Represents the cash portion of the annual fee for serving as a non-employee director. Mr. Doctrow, Mr. Klaassen, Ms. Smalley and Mr. Wood received $73,077, $87,692, $43,132 and $73,077, respectively, of the payment of such cash retainer for which a deferral election was available and made in the form of shares of our common stock and deferred payment of such shares in the form of director deferred stock units over common stock ("DSUs"). Excludes $12,000 per director in meeting fees (fees per meeting in excess of eight Board meetings) for meetings occuring in 2017 but paid in 2018.

(2)
Represents the stock portion of the annual fee for serving as a non-employee director, with the total grant date fair value for financial statement purposes of deferred stock unit awards granted to the directors during 2017 determined in accordance with FASB ASC Topic 718. For a description of the assumptions used in computing the aggregate grant date fair values of these awards, refer to Note 9 to our Combined Consolidated Financial Statements included in our Annual Report. The aggregate grant date fair values included in this column reflect our accounting expense for these awards and do not correspond to the actual values, if any, that will be realized by the directors.

(3)
Some non-management directors defer cash and/or stock fees into DSUs and/or have balances from previous deferrals. As none of the earnings on these deferred amounts is above market or otherwise preferential, no amounts are included in this column.

        None of our non-employee directors held options or restricted stock units as of December 31, 2017. The table below sets forth the aggregate number of common stock and deferred stock units outstanding as of December 31, 2017 for each non-employee director:

Name	Common Stock (#)(1)	Deferred Stock Units (#)(2)
Glenn G. Cohen	1,568	6,595
Jerry L. Doctrow	1,568	11,277
Paul J. Klaassen	1,568	12,214
Philip R. Schimmel	2,337	5,827
Kathleen Smalley	1,568	9,296
Donald C. Wood	1,568	11,227

(1)
Includes shares of common stock awarded in 2017. No shares of common stock were awarded to our directors in 2016.

(2)
Includes DSUs awarded in 2017 and, with respect to Mr. Doctrow, Mr. Klaassen, Ms. Smalley and Mr. Wood, cash retainer payments deferred into DSUs upon election made by such directors. No DSUs were awarded to our directors in 2016.

Director Compensation

        We provide annual compensation for our non-employee directors in the form of a cash retainer and an equity retainer. The Compensation Committee periodically reviews directors' compensation and recommends changes as appropriate. Annual director compensation is paid for service on the Board from one Annual Meeting of stockholders until the next Annual Meeting. If any director joins the Board other than on the date of an Annual Meeting of stockholders, such director will receive a pro-rata portion of each of the cash retainer and equity retainer from the date joined through the next Annual Meeting of stockholders. Non-employee directors who joined the Board in conjunction with the Spin-Off received pro-rated cash and equity retainers for the period from January 1, 2017 to the date of the 2017 Annual Meeting and have received or will receive cash and equity retainers for the period from the date of the 2017 Annual Meeting to the date of the Annual Meeting.

Cash Retainer

        The base cash retainer is equal to $100,000, payable quarterly in arrears. Non-employee directors may elect to receive the payment of their cash retainer in the form of shares of our common stock and defer payment of such shares in the form of director deferred stock units over common stock ("DSUs") until termination of service as a director, a change in control of our company or the director's death. In addition to the base cash retainer, non-employee directors may also receive, as applicable, the following additional cash amounts:

Lead Independent Director	$20,000
Chairperson of the Audit Committee	$20,000
Meeting Fees (Fees per meeting in excess of eight Board meetings or meetings for any one committee per calendar year)	$1,500

Equity Retainer

        The equity retainer is paid in the form of a grant of shares of our common stock, with a grant date fair value of $100,000. Fair value is determined based on the closing price of our common stock on the date of grant. The equity retainer will be granted on the date of our Annual Meeting of stockholders. Such equity retainer will be fully vested at grant and will be immediately payable or, if elected by a director, deferred into DSUs and payable upon the director's termination of service as director, a change in control of our company or the director's death. In accordance with the terms of our 2016 Performance Incentive Plan, DSUs and deferred equity retainer will be credited with dividend equivalent rights that will be payable at the time the applicable DSU or deferred equity retainer is settled and will otherwise be subject to the same terms and conditions as such DSU or deferred equity retainer.

Director Stock Ownership Guidelines

        Our non-employee directors are subject to stock ownership guidelines as follows: five times the value of the cash retainer ($500,000) within 5 years of joining the Board. DSUs and deferred equity retainer count as stock owned by a director for purposes of determining whether the stock ownership guidelines have been satisfied.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 16, 2018, in each case including shares of common stock that such persons have a right to acquire within 60 days of that date, by:

  •
  each of our NEOs and directors;

  •
  all directors and executive officers as a group; and

  •
  each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.

        Each person named in the table has sole voting and/or investment power with respect to all shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise noted, the address for each NEO and director is: c/o Quality Care Properties, Inc., 7315 Wisconsin Avenue, Suite 550 East, Bethesda, MD 20814.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
NEOs and Directors:
Mark S. Ordan	90,312		*
Greg Neeb	52,074		*
C. Marc Richards	29,053		*
Glenn G. Cohen	1,568		*
Jerry L. Doctrow	1,568		*
Paul J. Klaassen	1,568		*
Philip R. Schimmel	2,397	(2)	*
Kathleen Smalley	1,568		*
Donald C. Wood	1,568		*
All directors and executive officers as a group (nine persons)	181,676		*
Beneficial Owners of More Than 5% of Our Common Stock:
The Vanguard Group, Inc. and affiliates(3)	15,287,829		16.3%
BlackRock, Inc.(4)	13,837,168		14.8%
Silver Point Capital, L.P.(5)	7,530,000		8.0%
Abrams Capital, LLC, Abrams Capital Management, LLC, Abrams Capital Management, L.P. and David Abrams(6)	6,031,871		6.4%

*
Less than 1%

(1)
The percentage shown in the table is based on 93,779,135 outstanding shares of common stock as of March 16, 2018.

(2)
Includes 60 shares owned by the Philip Schimmel Trust with Mr. Schimmel as the sole trustee.

(3)
Share and beneficial ownership information for The Vanguard Group ("Vanguard") is given as of December 31, 2017 and was obtained from a Schedule 13G/A filed on February 12, 2018 with the SEC. According to the Schedule 13G/A, Vanguard has sole voting power with respect to 216,991 shares, shared voting power with respect to 123,134 shares, sole dispositive power with respect to 15,068,245 shares and shared dispositive power with respect to 219,584 shares. The Schedule 13G/A states that Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., each a wholly-owned subsidiary of Vanguard, are the beneficial owners of 96,450 shares and 243,675 shares, respectively, as a result of serving as investment managers of collective trust accounts and of Australian investment offerings, respectively. The number of shares reported as beneficially owned by Vanguard in the Schedule 13G/A includes 6,316,578 shares, representing 6.7% of our outstanding common stock, that Vanguard Specialized Funds—Vanguard REIT Index Fund ("Vanguard REIT Fund") separately reported as beneficially owned in a Schedule 13G/A filed on February 2, 2018 with the SEC. According to Vanguard REIT Fund's Schedule 13G/A, Vanguard REIT Fund has sole voting power over 6,316,578 shares and no dispositive power over any shares of our common stock. The business address of Vanguard and Vanguard REIT Fund is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Share and beneficial ownership information for BlackRock, Inc. ("BlackRock") is given as of December 31, 2017 and was obtained from a Schedule 13G/A filed on January 19, 2018 with the SEC. According to the Schedule 13G/A, BlackRock has sole voting power with respect to 13,585,872 shares and sole dispositive power with respect to 13,837,168 shares. The business address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(5)
Share and beneficial ownership information for Silver Point Capital, L.P. ("Silver Point") is given as of December 31, 2017 and was obtained from a Schedule 13G filed on February 14, 2018 with the SEC. According to the Schedule 13G, Silver Point has sole voting power and sole dispositive power with respect to 7,530,000 shares and each of the other reporting persons has shared voting power and shared dispositive power with respect to 7,530,000 shares. The business address of Silver Point and the other reporting persons is Two Greenwich Plaza, Greenwich, CT 06830.

(6)
Share and beneficial ownership information for the reporting persons is given as of January 30, 2018 and was obtained from a Schedule 13G/A filed on February 9, 2018 with the SEC. According to the Schedule 13G/A, Abrams Capital Partners II, L.P. has shared voting power and shared dispositive power with respect to 4,848,480 shares, Abrams Capital, LLC has shared voting power and shared dispositive power with respect to 5,715,249 shares and each of the other reporting persons has shared voting power and shared dispositive power with respect to 6,031,871 shares. The business address of the reporting persons is c/o Abrams Capital Management, L.P., 222 Berkley Street, 21st Floor, Boston, MA 02116.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Based solely upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during the year ended December 31, 2017, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except that the acquisition of 60 shares of common stock by one of our directors as a result of the Spin-Off was reported late.

EQUITY COMPENSATION PLAN INFORMATION

        Information about our existing equity compensation plan as of December 31, 2017 is as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	5,140,915	(1)	$15.73	(1)	4,147,080
Equity compensation plans not approved by security holders	—		—		—

Total	5,140,915	(1)	$15.73	(1)	4,147,080

(1)
Consists of a total of 4,676,822 stock options with a weighted average exercise price of $15.73 per share, 407,607 restricted stock units and 56,486 DSUs awarded under our 2016 Performance Incentive Plan as of December 31, 2017. Shares underlying restricted stock units and DSUs are deliverable without the payment of any consideration, and therefore these awards have not been taken into account in calculating the weighted-average exercise price.

PROPOSAL NO. 3: APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF OUR EXECUTIVE COMPENSATION

        The "Compensation Discussion and Analysis" section in this proxy statement describes our executive compensation program and the compensation decisions made by the Compensation Committee in or for 2017 with respect to our CEO and other NEOs. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, our stockholders have from time to time the opportunity to vote to approve, on a non-binding advisory basis, our executive compensation. The Board is asking stockholders to cast a vote on the following non-binding, advisory resolution:

        "That the stockholders of Quality Care Properties, Inc. approve, on a non-binding advisory basis, the compensation of our executive officers named in the "Summary Compensation Table," as disclosed in the proxy statement for this Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes our "Compensation Discussion and Analysis" section, the compensation tables and the related footnotes and narrative accompanying the tables)."

        Our executive compensation program is described in detail in this proxy statement in the section titled "Compensation Discussion and Analysis" and the accompanying tables. Our program is designed to attract and retain talented individuals who possess the skills and expertise necessary to lead our company. The Compensation Committee regularly assesses all elements of the compensation paid to our NEOs. The Compensation Committee believes that our present compensation policies promote our business objectives while aligning the interests of the NEOs with our stockholders to enhance continued positive financial results.

        The results of this proposal are not binding on the Compensation Committee or our Board. Nevertheless, the Board values participation from our stockholders and will consider carefully the results of this vote when making future decisions concerning executive compensation. Approval, on a non-binding advisory basis, of our executive compensation requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions will not be counted as votes cast, and, therefore, will have no effect on the outcome of the vote on this proposal. For purposes of this vote, broker non-votes will have no effect on the outcome of the vote.

        Our Board unanimously recommends that you vote "FOR" the non-binding advisory resolution on executive compensation.

 PROPOSAL NO. 4: APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES

        In addition to the non-binding advisory approval of our executive compensation, we are also presenting the following proposal, which gives you as a stockholder the opportunity to inform us as to how often you wish us to include a proposal, similar to Proposal 3, in this proxy statement. While the Board intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

        After careful consideration, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate option for our company. Therefore, the Board recommends that you vote for an annual advisory vote on executive compensation.

        In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in our proxy statement every year.

        If no option receives a majority of the votes cast, then the option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board or our company, the Board may decide that it is in the best interests of our stockholders and our company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. Abstentions will not be counted as votes cast, and, therefore, will have no effect on the outcome of the vote on this proposal. For purposes of this vote, broker non-votes will have no effect on the outcome of the vote.

        Our Board unanimously recommends a vote for the option of "1 YEAR" as the frequency with which stockholders are provided a non-binding advisory vote on executive compensation.

 2019 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Proposals to be Included in 2019 Proxy Materials

        Any stockholder that desires to have a proposal considered for presentation at the 2019 Annual Meeting of stockholders, and included in our proxy materials used in connection with our 2019 Annual Meeting, must submit the proposal in writing to and be received by our Corporate Secretary at our principal executive offices no later than December 7, 2018. If the date of our 2019 annual meeting is changed by more than 30 days from May 17, 2019, the proposal must be so received a reasonable time before we begin to print and mail our proxy materials. The proposal must also comply with the requirements of Rule 14a-8 under the Exchange Act.

Nominations or Proposals Not Included in 2019 Proxy Materials

        If a stockholder seeks to nominate a candidate for election or to propose business for consideration at our 2019 Annual Meeting but not have it included in our proxy materials for the 2019 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, notice of the proposal or director nomination must be delivered to our Corporate Secretary at our principal executive offices no earlier than November 7, 2018 and no later than 5:00 p.m., Eastern Time, on December 7, 2018. If we advance or delay the date of our 2019 Annual Meeting by more than 30 days from May 17, 2019, however, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such Annual Meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such Annual Meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. If the notice is not received between these dates or does not satisfy the additional notice requirements set forth in Article II, Section 11(a) of our Amended and Restated Bylaws the notice will be considered untimely and will not be acted upon at our 2019 Annual Meeting.

Proxy Access

        If a stockholder were to seek to nominate a candidate under the proxy access provisions of our Amended and Restated Bylaws for inclusion in our proxy materials used in connection with an annual meeting, notice of the director nomination would need to be delivered to our Corporate Secretary at our principal executive offices no earlier than 150 days prior to the first anniversary of the date that we distributed our proxy statement for the previous year's annual meeting and no later than 5:00 p.m., Eastern Time, 120 days prior to such date. Because our Amended and Restated Bylaws provide for a minimum holding period of three years, however, stockholders will first be able to nominate a candidate under the proxy access provisions of our Amended and Restated Bylaws in connection with our 2020 Annual Meeting.

HOUSEHOLDING OF PROXY MATERIALS

        We may satisfy SEC rules regarding delivery of notices and proxy materials, including our proxy statements and annual reports, by delivering only a single notice or a single set of proxy materials to multiple stockholders that share the same address, unless we have received contrary instructions in writing. This "householding" process can result in meaningful cost savings for us. Upon oral or written request, we will deliver promptly a separate copy of the notice or proxy materials to a stockholder at a shared address to which a single copy of the notice or proxy materials was delivered. If your shares are registered in your own name, you may request a separate copy of the notice or proxy materials for this Annual Meeting or for future meetings of our stockholders by notifying Broadridge toll-free at 1-866-540-7095 or writing to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. If you are a street name holder, please contact the broker, bank or other nominee that holds your shares to request a separate copy of the notice or proxy materials.

        In the future, stockholders of record can avoid receiving duplicate mailings by following the instructions on the Internet at www.proxyvote.com. If you hold your shares in street name and you would like to receive only one copy of the notice or proxy materials in the future, you should contact your bank, broker or other nominee.

By Order of the Board of Directors,

David Haddock General Counsel and Corporate Secretary

QUALITY CARE PROPERTIES, INC. 7315 WISCONSIN AVE. SUITE 550 EAST BETHESDA, MARYLAND 20814

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E40346-P01531	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUALITY CARE PROPERTIES, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors unanimously recommends you vote FOR the following:
1. Election of Directors	☐	☐	☐
Nominees:
01) Glenn G. Cohen 05) Philip R. Schimmel
02) Jerry L. Doctrow 06) Kathleen Smalley
03) Paul J. Klaassen 07) Donald C. Wood
04) Mark S. Ordan

The Board of Directors unanimously recommends you vote FOR Proposals 2 and 3.						For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as QCP’s independent registered public accounting firm for the fiscal year ending December 31, 2018.						☐	☐	☐
3. Approval, on a non-binding advisory basis, of executive compensation.						☐	☐	☐
The Board of Directors unanimously recommends you vote for “1 YEAR” in Proposal 4.					1 Year	2 Years	3 Years	Abstain
4. Approval, on a non-binding advisory basis, of the frequency of executive compensation advisory votes.					☐	☐	☐	☐

NOTE: At their discretion, the named proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

QUALITY CARE PROPERTIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 17, 2018

9:00 a.m., local time

at the Residence Inn

7335 Wisconsin Ave.

Bethesda, Maryland 20814

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report Form 10-K Wrap are available at www.proxyvote.com

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E40347-P01531

QUALITY CARE PROPERTIES, INC. Annual Meeting of Stockholders May 17, 2018 This proxy is solicited by the Board of Directors

By signing this proxy, the undersigned stockholder hereby appoints Mark S. Ordan and Paul J. Klaassen,  and each of them, with full power of substitution, to act as attorneys and proxies of the undersigned and to vote on behalf of the undersigned all shares of common stock of Quality Care Properties, Inc. (“QCP”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 17, 2018 at 9:00 a.m., local time, at the Residence Inn, 7335 Wisconsin Ave., Bethesda, Maryland 20814, and any adjournments or postponements thereof.

This proxy, when properly executed and not revoked, will be voted in the manner directed herein by the undersigned. If no choice is specified, the proxy (if signed) will be voted “FOR” each of the seven director nominees named in Proposal 1, “FOR” ratification of the appointment of Deloitte & Touche LLP as QCP’s independent registered public accounting firm for the fiscal year ending December 31, 2018 in Proposal 2, “FOR” the non-binding, advisory resolution on executive compensation in Proposal 3, and for “1 YEAR” as the frequency with which stockholders are provided a non-binding, advisory vote on executive compensation in Proposal 4. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxies named above on any other matter that properly come before the meeting or any adjournments or postponements thereof.

Continued and to be signed on reverse side